                            SCHEDULE 14A INFORMATION
                                (Rule 14a-101)

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
             THE SECURITIES EXCHANGE ACT OF 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12


                             AVANIR PHARMACEUTICALS
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                             AVANIR PHARMACEUTICALS
                       9393 TOWNE CENTRE DRIVE, SUITE 200
                        SAN DIEGO, CALIFORNIA 92121-3016
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON FEBRUARY 19, 1999

     The Annual Meeting of Shareholders of AVANIR Pharmaceuticals will be held at the Company's offices at 9393 Towne Centre Drive, Suite 200, San Diego, California 92121 on February 19, 1999, at 9:00 a.m. for the following purposes:

     1. To elect three (3) directors of the Company to hold office until the 2002 Annual Meeting of Shareholders.

     2. To approve the 1998 Stock Option Plan of the Company pursuant to which an aggregate 1,875,000 shares of Class A Common Stock will be reserved for issuance.

     3. To approve the grant of stock options exercisable into 25,000 shares of Class A Common Stock to each of five directors newly elected on June 30, 1998 (for an aggregate total of 125,000 options).

     4. To approve an amendment to the Company's Articles of Incorporation (the "Articles") to reapportion the 100,000,000 authorized number of shares of common stock to decrease the authorized number of Class A Common Stock from 99,490,000 to 99,288,000 and to increase the authorized number of shares of Class B Common Stock from 510,000 to 712,000.


     5. To ratify the selection of Deloitte & Touche LLP as independent auditors for the fiscal year ending September 30, 1999.



     6. To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.


     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only shareholders of record at the close of business on December 22, 1998 will be entitled to notice of and to vote at the meeting or any adjournment thereof. Each of these shareholders is cordially invited to be present and vote at the meeting in person.

                                          By Order of the Board of Directors,

                                          /s/ Gregory P. Hanson
                                          GREGORY P. HANSON
                                          Secretary
San Diego, California

January 4, 1999


     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY. THIS IS IMPORTANT BECAUSE A MAJORITY OF THE SHARES MUST BE REPRESENTED, EITHER IN PERSON OR BY PROXY, TO CONSTITUTE A QUORUM. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON EVEN THOUGH YOU SEND IN YOUR PROXY NOW.

                             AVANIR PHARMACEUTICALS
                            ------------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD FEBRUARY 19, 1999
                            ------------------------

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
GENERAL INFORMATION.........................................    1
SHARES OUTSTANDING AND VOTING RIGHTS........................    2
PROPOSAL ONE
  ELECTION OF DIRECTORS.....................................    2
PROPOSAL TWO
  APPROVAL OF THE 1998 STOCK OPTION PLAN....................    6
PROPOSAL THREE
  APPROVAL OF STOCK OPTIONS GRANTED TO
  NEW DIRECTORS ELECTED ON JUNE 30, 1998....................   11
PROPOSAL FOUR
  APPROVAL OF AMENDMENT TO THE ARTICLES OF INCORPORATION....   12
PROPOSAL FIVE
  RATIFICATION OF INDEPENDENT AUDITORS......................   14
OTHER BUSINESS..............................................   25
ATTACHMENT A -- Text of Proposed 1998 Stock Option Plan.....  A-1

                             AVANIR PHARMACEUTICALS
                       9393 TOWNE CENTRE DRIVE, SUITE 200
                        SAN DIEGO, CALIFORNIA 92121-3016

                            ------------------------

                              PROXY STATEMENT FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON FEBRUARY 19, 1999

                            ------------------------

                              GENERAL INFORMATION


     Your proxy in the enclosed form is solicited by the Board of Directors (the "Board") of AVANIR Pharmaceuticals, a California corporation (the "Company"), for use at the annual meeting of the Company's shareholders (the "Shareholders") to be held at the Company's offices at 9393 Towne Centre Drive, Suite 200, San Diego, California 92121 on February 19, 1999 at 9:00 a.m. (the "Annual Meeting" or the "1999 Annual Meeting") for the purposes set forth in the accompanying notice and at any adjournment or postponement of the Annual Meeting. The mailing of this Proxy Statement and the accompanying form of proxy to the Shareholders is expected to commence on or about January 11, 1999.



     The shares represented by any proxy in the enclosed form will be voted in accordance with the instructions given on the proxy if the proxy is properly executed and is received by the Company prior to the close of voting at the Annual Meeting or any adjournment or postponement thereof. Proxies received by the Company on which no contrary instruction has been given will be voted FOR the election of directors to Class I, nominated by management to serve until the 2002 annual meeting; FOR the adoption of the 1998 Stock Option Plan (the "1998 Plan"); FOR the approval of stock option grants issued to new directors on June 30, 1998; FOR the Amendment to the Company's Articles of Incorporation (the "Articles") to reapportion the authorized number of shares of common stock between Class A Common Stock and Class B Common Stock; and FOR ratification of the selection of independent auditors for the fiscal year ending September 30, 1999, and as recommended by the Board of Directors in its discretion, with regard to all other matters which may properly come before the Annual Meeting. A shareholder giving a proxy has the power to revoke it at any time before it is exercised. A proxy may be revoked by filing with the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if the person executing the proxy is present at the Annual Meeting and votes in person. In order for any Shareholder to nominate a candidate or to submit a proposal for other business to be acted upon at the 1999 Annual Meeting, he or she must provide the Secretary of the Company with not less than sixty (60) days' advance written notice thereof in the form prescribed by the Company's By-Laws.


     Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names which are beneficially owned by others ("record holders") to forward to such beneficial owners. In addition, the Company may reimburse such persons for their cost of forwarding the solicitation material to such beneficial owners. Original solicitation of proxies by mail may be supplemented, if deemed desirable or necessary, by one or more of telephone, telegram, facsimile, or personal solicitation by directors, officers, or employees of the Company. No additional compensation will be paid for any such services. The Company reserves the right, if deemed desirable or necessary, to retain a proxy solicitation firm or other third parties to deliver solicitation material to record holders for distribution by them to their principals and to assist the Company in collecting or soliciting proxies from such holders. The costs of these services, exclusive of out-of-pocket costs, is not expected to exceed $10,000. Except as described above, the Company does not intend to solicit proxies other than by mail.

                      SHARES OUTSTANDING AND VOTING RIGHTS


     Only holders of shares of Class A Common Stock ("Class A Shares") and Class B Common Stock ("Class B Shares") of record as of the close of business on December 22, 1998 are entitled to notice of and to vote at the Annual Meeting. On the record date, there were issued and outstanding 40,935,666 Class A Shares and 49,000 Class B Shares (collectively, the "Shares"). (There is currently a dispute with Dr. David H. Katz, the former president and chief executive officer and a director of the Company, as to the status of 234,000 Class A Shares. See Footnote 4 to "Security Ownership of Certain Beneficial Owners and Management"). Each Class A Share is entitled to one vote and each Class B Share is entitled to five votes on all matters to be voted upon at the Annual Meeting. The presence, in person or by proxy duly authorized, of the holders of a majority of the Shares will constitute a quorum for the transaction of business at the Annual Meeting and any continuation or adjournment thereof. Shares that are voted "FOR" or withheld authority for a nominee, or shares that are voted "FOR", "AGAINST", or "ABSTAIN" on a proposal are treated as being present at the meeting for the purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting ("Votes Cast"). Broker non-votes (i.e. shares held by a broker or nominee which are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular purpose) also will be counted in determining whether a quorum is present at the Annual Meeting. Directors are elected by a plurality of votes of the Shares present in person or represented by proxy at the Annual Meeting. Any shares not voted (whether by abstention, broker non-votes or otherwise) will have no impact on the election of directors, except to the extent that the failure to vote for an individual results in another individual receiving a larger portion of votes. The proposals to amend the Articles submitted to the Shareholders in the enclosed proxy must be approved by the vote of a majority of the outstanding Shares. Any shares not voted (whether by abstention, broker non-votes or otherwise) will have the effect of a vote against the proposal. The proposals to approve the 1998 Stock Option Plan, to approve the grant of stock options to five directors, and to ratify the selection of the independent auditors must be approved by a majority of Votes Cast. In determining whether such proposals have been approved, abstentions are counted as a vote against the proposal and broker non-votes are not counted as votes for or against the proposal.


     Your execution of the enclosed proxy will not affect your right as a shareholder to attend the Annual Meeting and to vote in person. Any shareholder giving a proxy has a right to revoke it at any time by either (i) a later-dated proxy, (ii) a written revocation sent to and received by the Secretary of the Company prior to the Annual Meeting, or (iii) attendance at the Annual Meeting and voting in person.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS
                           (ITEM 1 ON THE PROXY CARD)


     The By-Laws of the Company provide that the Board of Directors shall be divided into three classes as nearly equal in number as reasonably possible with any overage allocated in the discretion of the Board of Directors. The current number of directors (which may vary between five and nine) has been fixed at nine by action of the Board in accordance with the By-Laws. At the 1998 Annual Meeting of Shareholders, three classes of directors were elected to serve in terms expiring 1999, 2000, and 2001.



     Three (the "Class I Directors") of the Company's nine directors are to be elected at the Annual Meeting.



     The Board of Directors has nominated Messrs. Michael W. George, James B. Glavin, and Dr. Gerald J. Yakatan to serve as Class I Directors of the Company to hold office until the 2002 Annual Meeting of Shareholders. The remaining six directors, the Class II and Class III Directors, hold office until the 2000, and 2001 Annual Meetings, respectively. The current Class II Directors are Dr. Dennis J. Carlo, and Messrs. Edward L. Hennessy, Jr., and Stuart A. Samuels. The current Class III Directors are Messrs. George P. Rutland (Chairman of the Board), Kenneth E. Olson and Joseph E. Smith.


     Each Class I Director nominee elected at the Annual Meeting will hold office until the 2002 Annual Meeting, and until his successor is elected and qualified, unless he resigns or his seat on the Board of Directors becomes vacant due to his death, removal or other cause in accordance with the By-Laws of the Company.

Management knows of no reason why any of these nominees would be unable or unwilling to serve; but if any nominee should be unable or unwilling to serve, the proxies will be voted for the election of such other persons(s) for the office of director as management may recommend in the place of such nominee.

              THE BOARD RECOMMENDS VOTING "FOR" THE THREE NOMINEES
                                 LISTED BELOW.

INFORMATION REGARDING CLASS I DIRECTOR NOMINEES FOR A THREE-YEAR TERM EXPIRING AT THE 2002 ANNUAL MEETING

     The following table sets forth the name, age, principal occupations for the persons indicated and other directorships of the current Class I Director nominees at the Annual Meeting.


                                          PRINCIPAL OCCUPATION FOR THE PAST FIVE YEARS  DIRECTOR   CURRENT
               NAME                 AGE             AND OTHER DIRECTORSHIPS              SINCE    TERM ENDS
               ----                 ---   --------------------------------------------  --------  ---------
Michael W. George.................  50    President and Chief Operating Officer and a   June        1999
                                          member of the Board at UroCor, Inc. since     1998
                                          August 1998. From August 1989 to August
                                          1998, served in positions at Dupont Merck as
                                          Executive Vice President, Administration,
                                          Member of the Operating Group and Senior
                                          Vice President, Cardiovasculars, at Dupont
                                          (June 1997 to August 1998), President,
                                          International & Europe (January 1994 to
                                          December 1996); President, North America
                                          (January 1992 to December 1993). Vice
                                          President, Sales and Marketing (January 1991
                                          to December 1991) and Director, Worldwide
                                          Marketing (August 1989 to December 1990).
                                          Prior to August 1989, held positions as a
                                          Product Manager at Bristol-Myers Squibb and
                                          Sandoz Pharmaceuticals.
James B. Glavin...................  63    Chairman of the Board of Directors of Immune  N/A          N/A
                                          Response Corporation since May 1993. From
                                          April 1987 to September 1997 served in
                                          positions at Immune Response Corporation as
                                          Chief Executive Officer (April 1987 to
                                          September 1994), President (October 1987 to
                                          September 1994), and Treasurer (April 1987
                                          to May 1991). Also held positions as
                                          Chairman of the Board of Directors of Smith
                                          Laboratories, Inc. ("Smith Labs"), a medical
                                          products company, from September 1985 to May
                                          1990 and Acting President and Chief
                                          Executive Officer of Smith Labs from
                                          September 1985 to August 1989; Director of
                                          Gish Biomedical Inc., Inhale Therapeutic
                                          Systems, Inc. and the Meridian Fund.

                                          PRINCIPAL OCCUPATION FOR THE PAST FIVE YEARS  DIRECTOR   CURRENT
               NAME                 AGE             AND OTHER DIRECTORSHIPS              SINCE    TERM ENDS
               ----                 ---   --------------------------------------------  --------  ---------
Gerald J. Yakatan, Ph.D...........  56    President and Chief Executive Officer         February    1999
                                          ("CEO") since March 1998. Vice President of   1998
                                          Drug Development of the Company on a
                                          half-time basis from July 1995 to March
                                          1998. Chairman of IriSys Research &
                                          Development, LLC, a company specializing in
                                          contract drug formulation services, founded
                                          by Dr. Yakatan in 1996. President and CEO of
                                          Tanabe Research Laboratories, USA, Inc., an
                                          inflammation drug discovery research and
                                          development company, from 1990 to 1995.
                                          Executive Vice President for Research and
                                          Development and Vice President of
                                          Pharmaceutical Development at Immunetech
                                          Pharmaceuticals (predecessor to Tanabe
                                          Research) from 1987 to 1990.

     THE BOARD RECOMMENDS A VOTE "FOR" EACH NOMINEE LISTED ABOVE.

INFORMATION REGARDING CLASS II DIRECTORS CONTINUING IN OFFICE UNTIL THE 2000 ANNUAL MEETING

                                                PRINCIPAL OCCUPATION FOR THE                   CURRENT
                                                    PAST FIVE YEARS AND             DIRECTOR    TERM
               NAME                 AGE             OTHER DIRECTORSHIPS              SINCE      ENDS
               ----                 ---   ----------------------------------------  --------  ---------
Dennis J. Carlo, Ph.D. ...........  55    Co-founder and a Director of Immune       June        2000
                                          Response Corporation since 1987 and its   1998
                                          President and Chief Executive Officer
                                          since 1994. From 1987 to 1994, served as
                                          its Chief Scientific Officer, Chief
                                          Operating Officer and Executive Vice
                                          President. From 1982 to 1987, served as
                                          Vice President of Research and
                                          Development and Therapeutic
                                          Manufacturing at Hybritech, Inc., a
                                          biotechnology company acquired in 1986
                                          by Eli Lilly & Co. Serves as a Director
                                          of Vyrex Corporation. From 1971 to 1981,
                                          held various positions at Merck & Co.,
                                          Inc.
Edward L. Hennessy, Jr. ..........  70    Retired. Formerly Chairman and Chief      June        2000
                                          Executive Officer of Allied-Signal, Inc.  1998
                                          from 1979 to 1991. Serves as a Director
                                          of The Wackenhut Corporation and NAI
                                          Technologies.
Stuart A. Samuels.................  57    Pharmaceutical industry consultant since  April       2000
                                          1990. Affiliated with the Rorer Group     1992
                                          from 1986 to 1990 where he held
                                          positions of Senior Vice President,
                                          Rorer Pharmaceuticals Corporation, and
                                          General Manager of Rorer Pharmaceuticals
                                          and President of Dermik Laboratories,
                                          both divisions of Rorer Pharmaceuticals
                                          Corporation.

INFORMATION REGARDING CLASS III DIRECTORS CONTINUING IN OFFICE UNTIL THE 2001 ANNUAL MEETING


                                                PRINCIPAL OCCUPATION FOR THE                   CURRENT
                                                    PAST FIVE YEARS AND             DIRECTOR    TERM
               NAME                 AGE             OTHER DIRECTORSHIPS              SINCE      ENDS
               ----                 ---   ----------------------------------------  --------  ---------
Kenneth E. Olson..................  62    Chairman of the Board (July 1984 to June  August      2001
                                          1994) and Chief Executive Officer         1988
                                          (December 1990 to February 1996 and
                                          March 1997 to June 1998) of Proxima
                                          Corporation, a supplier of display
                                          projection systems for professional
                                          desktop computers. Also serves as a
                                          Director of Laser Power Corporation and
                                          Applied Digital Access Corporation.
George P. Rutland.................  66    Chairman of the Board of the Company      June        2001
                                          since June 1998. Also Chairman, Chief     1988
                                          Executive Officer and a Director of
                                          Taipan Corporation since 1995, a
                                          management consulting and investing
                                          company. Director of Hemet Federal Bank.
                                          Retired Chairman, President and Chief
                                          Executive Officer of Northeast Federal
                                          Corporation and Northeast Savings Bank
                                          in Hartford, Connecticut from 1988 until
                                          1994. Chairman and Chief Executive
                                          Officer and a Director of American
                                          Custody Corporation from 1993 to 1994.
                                          Also served as President and Chief
                                          Executive Officer and a Director of
                                          CalFed, Inc. (from 1982 to 1988) and
                                          Vice Chairman and a Director of
                                          California Federal Bank (from 1982 to
                                          1988); as Senior Executive Vice
                                          President of Crocker National Bank (from
                                          1975 to 1982); and as Senior Vice
                                          President of Citibank (from 1954 to
                                          1975).
Joseph E. Smith...................  59    Retired. From March 1989 to September     June        2001
                                          1997, Mr. Smith served in various         1998
                                          capacities at Warner-Lambert (including
                                          President of Pharmaceuticals
                                          (Parke-Davis) and President of Shaving
                                          Products (Schick and Wilkinson Sword),
                                          retiring in September 1997 as Corporate
                                          Vice-President at Warner-Lambert, and a
                                          member of the Office of the Chairman and
                                          the firm's Management Committee). Mr.
                                          Smith currently serves as a Director of
                                          Boren, LePore, and Associates, Inc.,
                                          Vivus, Inc. and Roberts Pharmaceutical
                                          Corporation.


     There are no family relationships among any of the directors and officers.

BOARD MEETINGS AND COMMITTEES

     During the fiscal year ended September 30, 1998 ("Fiscal 1998"), the Board held seven regular meetings and eleven special meetings. Each director attended at least 75% of the meetings held during Fiscal 1998 which occurred on or after the initiation of his term as a director. Each director who served on the Executive Compensation and Stock Option Committee also attended at least 75% of such committee's meetings held during Fiscal 1998 which occurred on or after the initiation of his term as a director.

     During Fiscal 1998, the Board of the Company had an Executive Committee, an Audit Committee, an Executive Compensation and Stock Option Committee and a Technology Review Committee.

     The Executive Committee has all of the authority of the Board to act on any matter except with respect to: (i) the approval of any action for which shareholder approval is required under the California General Corporation Law;
(ii) the filling of vacancies on the Board or on any committee thereof; (iii) the fixing of compensation for directors; (iv) the adoption, amendment or repeal of any bylaw; (v) the amendment or appeal of any resolution of the Board which by its terms is not so amendable or repealable; (vi) any distribution to Shareholders (as set forth under the California General Corporation Law) except at a rate or within a price range determined by the Board; (vii) the appointment of other committees of the Board or the members thereof; and (viii) the termination of any officer. The Executive Committee currently consists of Messrs. Rutland, as Committee Chairman, Kenneth E. Olson, Stuart A. Samuels, Joseph E. Smith and Dr. Gerald J. Yakatan. There were 15 meetings of the Executive Committee held during Fiscal 1998.

     The Audit Committee oversees the Company's accounting and financial reporting policies and internal controls, reviews annual audit reports and management letters and makes recommendations to the Board regarding appointment of independent auditors. The Audit Committee currently consists of Mr. Olson, as Committee Chairman, and Messrs. Rutland and George. There was one meeting of the Audit Committee during Fiscal 1998.

     The Executive Compensation and Stock Option Committee currently consists of Dr. Carlo, as Committee Chairman, and Messrs. Hennessy, Olson and Smith. The principal functions of this committee are to recommend to the Board the compensation of directors and officers of the Company, to oversee the administration of the Company's stock option plans and to perform such other duties regarding compensation for employees and consultants as the Board may delegate from time to time. See also "Board Compensation Committee Report on Executive Compensation." The Executive Compensation and Stock Option Committee held one meeting during Fiscal 1998.

     The Technology Review Committee was established to monitor the status of the Company's research and product development efforts and to review the commercial potential of existing and new product opportunities. During Fiscal 1998, no meetings of the Technology Review Committee were held and on December 9, 1998, the committee was abolished.

     The Board of Directors formed the Nominating Committee on October 15, 1998. The Nominating Committee currently consists of Mr. Rutland, as Committee Chairman, Dr. Carlo and Mr. Olson. The principal function of the Nominating Committee is to identify and recommend to the Board of Directors candidates to fill vacancies on the Board due to resignation, term expiration or death. The Company did not have a Nominating Committee during Fiscal 1998, nor did it have a committee during that time that performed an equivalent function of a nominating committee.

                                  PROPOSAL TWO

                     APPROVAL OF THE 1998 STOCK OPTION PLAN
                           (ITEM 2 ON THE PROXY CARD)

     On November 20, 1998, the Board of Directors approved the Company's 1998 Stock Option Plan (the "1998 Plan") pursuant to which an aggregate of 1,875,000 shares of Class A Common Stock are reserved for issuance. The 1998 Plan is being presented to the shareholders for their approval.

     The Board of Directors believes that stock options are an important and valuable incentive and that the number of options currently available for future option grants under the Company's existing stock option plan, the 1994 Stock Option Plan (the "1994 Plan"), is insufficient. The 1994 Plan currently has available for issuance only 229,029 options as of December 1, 1998, out of the 2,000,000 options authorized under the 1994 Plan. The primary purpose of the 1998 Plan is to increase the number of shares of Class A Common Stock available for issuance under stock options plans and to ensure that the Company can continue to grant stock options to employees, board members and consultants at levels determined appropriate by the Board of Directors and the Executive Compensation and Stock Option Committee.

     The 1998 Plan differs from the 1994 Plan, particularly with respect to the ability for the Company to issue options to directors of the Company. As described under "Executive Compensation" the 1994 Plan provides for automatic annual issuance of options to outside directors to purchase 10,000 shares of Class A Common Stock; whereas, the 1998 Plan contains no automatic grant, and does not specify the number of options granted to outside directors. In the event that the shareholders do not approve the grants to the recently elected outside directors described in "Proposal Three," below, the Board of Directors intends to evaluate and act upon alternate ways of compensating the newly elected directors for the services they render, including possible issuance of options to such directors pursuant to the 1998 Plan, if approved, and/or payment of cash.


     The full text of the 1998 Plan, substantially in the form in which it will take effect if approved by the shareholders, is set forth in Attachment A to this Proxy Statement. The following description of the 1998 Plan is a summary only. It is subject to, and qualified in its entirety by, Attachment A.

PURPOSE

     The general purpose of the 1998 Plan, as with the 1994 Plan, is to assist the Company in the recruitment, retention and motivation of employees, directors and independent contractors who are in a position to make contributions to the Company's progress. The 1998 Plan offers a significant incentive to the employees, directors and independent contractors of the Company by enabling such individuals to acquire the Company's common stock, thereby increasing their proprietary interest in the growth and success of the Company. The 1998 Plan also enables the Company to grant options to officers and directors under the plan that qualify for exemption from application of the "short-swing" profit provisions of Section 16 of the Exchange Act of 1934 as amended (the "Exchange Act"). See "Exemption from Section 16 of the Exchange Act," below.

ADMINISTRATION

     The 1998 Plan is administered by the Executive Compensation and Stock Option Committee of the Board of Directors (the "Option Committee") composed of at least two "Non-Employee Directors," as such term is defined in Rule 16b-3 and further defined below. If no such committee is appointed the full Board serves as the Option Committee. Subject to the limitations set forth in the 1998 Plan, the Option Committee has broad authority to determine to whom options will be granted (including initial grants to incoming directors), the term during which an option may be exercised, and the rate at which the options may be exercised (including acceleration of vesting). In general terms, a "Non-Employee Director" within the meaning of Rule 16b-3 is a member of the Board who (i) is not currently an officer or employee of the Company or a parent or subsidiary of the Company, (ii) does not receive compensation, either directly or indirectly, from the Company or a parent or subsidiary of the Company, for services rendered as a consultant or in any other non-director capacity except for an amount that does not exceed the dollar amount for which disclosure would be required pursuant to
Item 404(a) of Regulation S-K, (iii) does not possess an interest in any other transaction for which disclosure would be required pursuant to Item 404(a) under Regulation S-K, and (iv) is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K.

ELIGIBILITY AND SHARES SUBJECT TO THE 1998 PLAN

     Under the 1998 Plan, 1,875,000 shares of Class A Common Stock have been reserved for issuance upon exercise of options. The 1998 Plan provides for the grant of both incentive stock options intended to qualify as such under section 422(b) of the Internal Revenue Code, as amended, and non-qualified stock options (also known as nonstatutory stock options). Incentive stock options may be granted only to employees (including officers and directors who are also employees) of the Company. Non-qualified stock options may be granted to employees (including officers and directors who are also employees), directors and independent contractors of the Company. If any options granted under the 1998 Plan for any reason expire or are canceled or otherwise terminated without having been exercised in full, the shares allocable to the unexercised portion of such options again become available for the 1998 Plan. To date, no options have been granted under the 1998 Plan.

     The maximum term of each option granted under the 1998 Plan is 10 years. Stock options granted under the 1998 Plan must be exercised by the optionee during the earlier of their term or within 90 days after termination of the optionee's employment, except that the period may be extended on certain events, including death and termination due to disability.


     The exercise price of shares of Class A Common Stock subject to options under the 1998 Plan must not be less than the fair market value of the Class A Common Stock on the date of the grant. With respect to an employee who owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its subsidiaries, the exercise price of any option granted must be no less than 110% of the fair market value per share of Class A Common Stock on the date of grant. In addition to payment in cash, the 1998 Stock Plan authorizes the Option Committee to permit an optionee to pay the exercise price of an option (i) by delivery of shares of Class A Common Stock or (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell the optionee's shares and deliver all or a part of the sale proceeds to the Company in payment of all or part of the exercise price and any withholding taxes ("exercise/sale" directions), or (ii) by delivery of an irrevocable direction to pledge the optionee's shares to a securities broker or lender approved by the Company as security for a loan and to deliver all or part of the loan proceeds to the Company in payment of all or part of the exercise price and any withholding taxes ("exercise/pledge" directions). Such shares shall be valued at their fair market value on the date when the new shares are purchased under the 1998 Plan.


     Based upon the closing price of the Company's Class A Common Stock on the NASDAQ National Market System on December 1, 1998 ($2.63), the maximum aggregate value of the underlying securities to be issued under the 1998 Plan is $4,931,250. The actual value of the securities to be issued will be determined by the fair market value of the underlying securities on the date(s) such securities are issued.

     During an optionee's lifetime, such optionee's option(s) shall be exercisable only by him or her and shall not be transferable. In the event of an optionee's death, such optionee's option(s) shall not be transferable other than by will or by the laws of descent and distribution.

DURATION, AMENDMENT AND TERMINATION

     The Board may amend, suspend or terminate the 1998 Plan at any time, except that any amendment, suspension or termination shall not affect any option previously granted. Any amendment of the 1998 Plan, however, which increases the number of shares available for issuance, materially changes the class of persons who are eligible for the grant of Incentive stock options or, if required by Rule 16b-3 (or any successor to such rule) under the Securities Exchange Act of 1934, as amended, would materially increase the benefits accruing to participants under the 1998 Plan or would materially modify the requirement as to eligibility for participation in the 1998 Plan, shall be subject to approval of the Company's shareholders. Shareholder approval is not required for any other amendment of the 1998 Plan. Unless sooner terminated by the Board of Directors, the 1998 Plan will terminate on November 20, 2008, and no further options may be granted or stock sold pursuant to the 1998 Plan following the termination date.

EFFECT OF CERTAIN CORPORATE EVENTS

     In the event of any of the following transactions (a "Corporate Transaction"):


          (i) a merger or acquisition involving the Company in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state of the Company's incorporation,


          (ii) sale, transfer or other disposition of all or substantially all of the assets of the Company or

          (iii) any other corporate reorganization or business combination in which fifty percent (50%) or more of the Company's outstanding voting stock is transferred to different holders in a single transaction or a series of related transactions, then the exercisability of each option outstanding under the 1998 Plan ("Option") shall be automatically accelerated so that each such Option shall immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable with respect to the total number of shares of Class A Common Stock purchasable under such Option and may be exercised for all or any portion of such shares. However, an outstanding Option under the Plan shall not be so accelerated if (i) such Option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof or be replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof, or (ii) the acceleration of such Option is subject to other applicable limitations imposed by the Executive Compensation and Stock Option Committee ("Option Committee") at the time of the grant. The determination of comparability under clause (i) above shall be made by the Option Committee and its determination shall be final, binding and conclusive. In connection with any such Corporate Transaction, the exercisability as an incentive stock option under the federal tax laws of any accelerated Options under the Plan shall remain subject to any applicable dollar limitation of the 1998 Plan. Except as otherwise provided in the 1998 Plan, upon the consummation of the Corporate Transaction, all outstanding Options under the 1998 Plan shall, to the extent not previously exercised or assumed by the successor corporation or its parent company, terminate and cease to be outstanding. If the Company is the surviving entity in any Corporate Transaction or the outstanding Options are to be assumed in connection with such Corporate Transaction, then each Option shall, immediately after such Corporate Transaction, be appropriately adjusted to apply and pertain to the number and class of securities which would be issuable to the Optionee, upon consummation of such Corporate Transaction if the Option were exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the exercise price payable per share, provided the aggregate exercise price payable for such Option shall remain the same. In addition, the class and number of securities available for issuance under the 1998 Plan following the consummation of such Corporate Transaction shall be appropriately adjusted.


FEDERAL INCOME TAX INFORMATION


     Incentive Stock Options. Incentive stock options under the 1998 Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.


     There generally are no federal income tax consequences to the optionee or the Company by reason of the grant or exercise of an incentive stock option other than a disqualifying disposition as described below. However, the exercise of an incentive stock option may increase the optionee's alternative minimum tax liability, if any. If an optionee holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be long-term capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition, the optionee will realize taxable ordinary income equal to the lesser of (i) the excess of the stock's fair market value on the date of exercise over the exercise price or (ii) the optionee's actual gain, if any, on the purchase and sale. The optionee's additional gain, or any loss upon the disqualifying disposition will be a capital gain or loss which will be long-term or short-term depending on whether the stock was held for more than one year.

     To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the Company generally will be entitled (subject to the requirement of reasonableness and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.


     Non-Qualified Stock Options. Non-qualified stock options granted under the 1998 Plan generally have the following federal income tax consequences:


     There are no tax consequences to the optionee or the Company by reason of the grant of a non-qualified stock option. Upon exercise of a non-qualified stock option, the optionee will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Generally, with respect to employees, the Company is required to withhold taxes in an amount based on the ordinary income recognized. Subject to the requirement of reasonableness and the satisfaction of any withholding obligation, the Company generally will be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

     Potential Limitation on Company Deductions. As part of the Omnibus Budget Reconciliation Act of 1993, the U.S. Congress amended the Code to add Section 162(m), which denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1,000,000 for a covered employee. It is possible that compensation attributable to stock options, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

     Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with proposed Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation, provided that: either (a)(i) the option plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period, (ii) the per-employee limitation is approved by the stockholders, (iii) the option is granted by a Compensation Committee comprised solely of "outside directors" and (iv) the exercise price of the option is no less than the fair market value of the stock on the date of grant; or (b) the option is granted by a Compensation Committee comprised solely of "outside directors" and is granted (or exercisable) only upon the achievement (as certified in writing by the Compensation Committee) of an objective performance goal established by the Compensation Committee while the outcome is substantially uncertain and approved by the stockholders.

     The 1998 Plan provides the flexibility for the Plan to be administered in a manner which satisfies the conditions set forth above, but does not require it. Accordingly, the Company may not be able to claim a tax deduction for certain exercises of non-qualified stock options or disqualifying dispositions of incentive stock options by any of the Company's top five (5) highest paid executives to the extent that the income from such exercises or dispositions, combined with such executive's other taxable compensation for the year, exceeds $1 million. The Board of Directors will evaluate the desirability of compliance from time to time in the future as it appears likely that such compliance would materially benefit the Company.

OTHER TAX CONSEQUENCES

     The foregoing discussion is intended to be a general summary only of the federal income tax aspects of options granted under the 1998 Plan. Tax consequences may vary depending on the particular circumstances at hand. In addition, administrative and judicial interpretations of the application of the federal income tax laws are subject to change. Furthermore, no information is given with respect to state or local taxes that may be applicable. Participants in the 1998 Plan who are residents of or are employed in a country other than the United States may be subject to taxation in accordance with the tax laws of that particular country in addition to or in lieu of United States federal income taxes.

EXEMPTION FROM SECTION 16 OF THE EXCHANGE ACT

     Section 16 of the Exchange Act ("Section 16") establishes insider liability for profits realized from any "short-swing" trading transaction (i.e., purchase and sale, or sale and purchase within less than six months). Grants of options are generally viewed as purchases of the underlying securities for purposes of
Section 16. Rule 16b-3 of the Exchange Act provides that transactions by officers and directors pursuant to an employee stock option plan, such as option grants, are exempt from Section 16 liability provided that the plan meets certain requirements. In general, such exemption from such rules require that the transactions be: (i) approved by the Board, or a committee of the Board that is composed solely of two or more non-employee directors; (ii) approved or ratified by either the affirmative votes of the holders of a majority of the securities of the issuer present, or represented, and entitled to vote at a meeting duly held in accordance with the applicable laws of the state or other jurisdiction in which the Company is incorporated or the written consent of the holders of a majority of the securities of the Company entitled to vote, provided that such ratification occurs no later than the date of the next annual meeting of shareholders; or (iii) equity securities of the Company so acquired are held by the officer or director for a period of at least six months following the date of such acquisition, provided that this condition shall be satisfied with respect to a derivative security if at least six months elapse from the date of acquisition of the derivative security to the date of disposition of the derivative security (other than upon exercise or conversion) or its underlying equity security.

     The 1998 Plan is structured to comply with the above exemption requirements of Rule 16b-3 under the Exchange Act.

VOTE REQUIRED


     An affirmative vote by a majority of Votes Cast. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE 1998 PLAN.


                                 PROPOSAL THREE

               APPROVAL OF STOCK OPTIONS GRANTED TO NEW DIRECTORS
                                ON JUNE 30, 1998
                           (ITEM 3 ON THE PROXY CARD)

     On June 30, 1998, the Company expanded its Board of Directors to nine directors and five new directors (Dr. Carlo and Messrs. Rutland, Hennessy, George and Smith) were elected to the Company's board. Upon election, these new directors were each granted stock options to purchase 25,000 Class A Common Stock at an exercise price of $1.50 per share, the fair market price on the date of issuance (referred to below as the "New Director Option Grants"). The New Director Option Grants vest over two years from the date of grant with 10,000 options vested as of June 30, 1998, 7,500 options vesting on June 30, 1999 and the final 7,500 options vesting on June 30, 2000. The new directors also each received stock options to purchase 10,000 shares of Class A Common Stock at the same exercise price pursuant to the automatic grant provisions of the 1994 Option Plan (see "Executive Compensation -- Non-Employee Directors," below). The 10,000 option grants vest ratably over a three year period in thirds annually commencing June 30, 1998 through June 30, 2001. The New Director Option Grants were made by the prior Board of Directors of the Company in order to attract what the prior Board of Directors felt were board members of excellent quality who would make a significant contribution to the Company.

     The New Director Option Grants were made subject to obtaining shareholder approval of the grants pursuant to the rules of The NASDAQ Stock Market (the market in which the Company's Class A Common Stock trades) which require that the issuance of options to purchase 25,000 or more shares of stock be so approved. In the event that shareholder approval is not obtained, the Board of Directors intends to evaluate and act upon alternate ways of compensating these directors for the services they have rendered, including, possibly, issuance of options to such directors pursuant to the 1998 Plan, if approved (see "Proposal Two," above), and/or payment of cash.

VOTE REQUIRED


     An affirmative vote by a majority of Votes Cast is required for approval of the New Director Option Grants. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE NEW DIRECTOR OPTION GRANTS.

                                 PROPOSAL FOUR

                APPROVAL OF AMENDMENT OF ARTICLES TO REAPPORTION
                  AUTHORIZED NUMBER OF SHARES OF COMMON STOCK
                           (ITEM 4 ON THE PROXY CARD)

     On November 20, 1998, the Board of Directors approved an amendment of the Company's Articles of Incorporation ("Amended Articles") to reapportion the allocation of the Company's authorized shares of common stock of 100,000,000 shares currently consisting of 99,490,000 shares of Class A Common Stock and 510,000 shares of Class B Common Stock to 99,288,000 shares of Class A Common Stock and 712,000 shares of Class B Common Stock. This amendment is being presented to shareholders for approval.

     If the proposed amendment is approved, the first sentence of Section 3.2 of
Article 3 of the Company's Articles of Incorporation will read as follows (changes marked in bold):

          "3.2 The shares of Common Stock of this Corporation are divided into 99,288,000 shares of Class A Common Stock and 712,000 shares of Class B Common Stock."

     The full text of Section 3.2, if approved as proposed, is set forth below (changes marked in bold):

          "3.2 The shares of Common Stock of this Corporation are divided into 99,288,000 shares of Class A Common Stock and 712,000 shares of Class B Common Stock. The rights, preferences, privileges and restrictions including, but not limited to voting rights of the Class A Common Stock and the Class B Common Stock shall be equal and identical in all respects except that, unless otherwise provided by law, (i) each share of Class B Common Stock shall entitle the holder thereof to five votes upon any and all matters submitted to the shareholders of this Corporation for a vote,
     (ii) each share of the Class B Common Stock will convert into one share of the Class A Common Stock upon, and as of the date of, the delivery to this Corporation of the written demand by the holder thereof for such conversion, which demand may be delivered at any time, and (iii) each share of Class B Common Stock will convert automatically into one share of Class A Common Stock upon the sale or any other transfer thereof (including, without limitation, conveyance into a trust and transfer by the operation of any will or the laws of descent and distribution), except upon a sale or any other transfer to a person who immediately prior to such sale or transfer is a holder of a share or shares of Class B Common Stock."

PURPOSE AND EFFECT

     The purpose of this amendment is to increase the authorized number of Class B Common Stock ("Class B Common Stock" or "Class B Shares") to insure that all currently outstanding options to purchase Class B Shares may be exercised. At present there are 510,000 Class B Shares authorized, 49,000 Class B Shares outstanding and options to purchase 429,000 Class B Shares outstanding. The currently outstanding options (375,000 of which are held by Dr. Katz, a director of the Company, and 10,000 are claimed to be held by his wife, as described in Footnotes 4 and 5 to "Security Ownership of Certain Beneficial Owners and Management," below) were issued to the optionees in 1988 and 1989.


     There is currently a dispute between the Company and Dr. Katz regarding the number of shares of Class B Common Stock he holds. Dr. Katz claims that 234,000 shares of common stock which the Company believes were converted according to its Articles of Incorporation into Class A Common Stock in early 1998 have been returned to a status of Class B Common Stock. The Company has informed Dr. Katz that it disagrees with his claim. Dr. Katz is seeking a judicial determination of his rights to these shares of common stock. (see Footnote 4 to "Security Ownership of Certain Beneficial Owners and Management," and "Certain Relationships and Transactions," below). On June 1, 1998, Dr. Katz gave notice to the Company of his intent to exercise his options to purchase 375,000 shares of Class B Common Stock. In the event Dr. Katz obtains a judicial determination that the 234,000 shares he claims to be Class B Shares are so, the Company would not have enough shares of Class B Common Stock to issue to all optionees (including Dr. Katz) unless a sufficient number of other shares of Class B Common Stock are converted to Class A Common Stock prior to the exercise of the options to purchase 375,000 shares of Class B Common Stock. The potential "deficiency" of Class B Common Stock is 202,000 shares (the "Class B Deficiency"). As a result, the Company is unable to issue to Dr. Katz all of the 375,000 shares of Class B Common Stock underlying the options to purchase Class B Shares which he has attempted to exercise. In June 1996, Dr. Katz signed an agreement not to exercise these options until such time as there was an adequate number of shares of stock available to be issued to him after deducting the number of shares underlying other outstanding options exercisable into Class B Common Stock. The Board of Directors desires to increase the number of authorized shares of Class B Common Stock to make those shares available for issuance to Dr. Katz. The purpose of this amendment is to ensure that the Company has an adequate number of shares of Class B Common Stock to issue to all optionees, including Dr. Katz, regardless of the determination of the status of the above referenced 234,000 shares of common stock.


DESCRIPTION OF EXISTING CAPITAL STOCK

  Common Stock

     The Company is authorized to issue 99,490,000 shares of Class A Common Stock, no par value, 40,928,771 of which were issued and outstanding at December 1, 1998, and 510,000 shares of Class B Common Stock, no par value, 49,000 of which were issued and outstanding at December 1, 1998. There is currently a dispute between the Company and Dr. Katz regarding the number of shares of Class B Common Stock he holds. (See Footnote 4 to "Security Ownership of Certain Beneficial Owners and Management"). In the event it is ultimately decided that the 234,000 shares Dr. Katz claims to be Class B Common Stock are so, the outstanding shares of Class A Common Stock and Class B Common Stock would be adjusted to 40,694,771 and 283,000, respectively.

     Holders of Class A Common Stock and Class B Common Stock have equal rights to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor.

     Holders of Class A Common Stock have one vote for each share held of record and holders of Class B Common Stock have five votes for each share held of record on all matters to be voted on by the shareholders. The Class A Common Stock and Class B Common Stock vote as one class on all matters requiring shareholder approval except that under California law the affirmative vote of a majority of the outstanding shares of Class A Common Stock and a majority of the outstanding shares of Class B Common Stock, each voting separately as a class, is required for any amendment to the Company's Articles of Incorporation which would alter or change the powers, preferences or special rights of, or increase or decrease the number of shares of, or create a new class or series of shares having rights, preferences or privileges prior to, each respective class of the Company's common stock.


     Holders of both classes of common stock are entitled upon liquidation of the Company to share ratably in the net assets available for distribution subject to the rights, if any, of holders of any preferred stock then outstanding. Shares of both classes of common stock are not redeemable and have no preemptive or similar rights. The Class B Common Stock may be converted into Class A Common Stock on a share for share basis at any time at the election of the holder and will automatically convert into Class A Common Stock upon sale or transfer other than to another holder of Class B Common Stock.


     The Company does not anticipate paying cash dividends on its common stock in the foreseeable future.

  Preferred Stock


     The Company is authorized to issue up to 10,000,000 shares of preferred stock containing such rights, preferences, privileges and restrictions as the Company's Board of Directors may determine. As of December 1, 1998, there were no shares of preferred stock outstanding.

VOTE REQUIRED

     An affirmative vote by the holders of a majority of the outstanding shares of the Company is required for the approval of an amendment of the Company's Articles of Incorporation. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF AN AMENDMENT OF THE COMPANY'S ARTICLES OF INCORPORATION.


                                 PROPOSAL FIVE


                      RATIFICATION OF INDEPENDENT AUDITORS

                           (ITEM 5 ON THE PROXY CARD)


     The Board has selected Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending September 30, 1999, and has further directed that management submit the selection of independent auditors for ratification by the Shareholders at the Annual Meeting. Deloitte & Touche LLP has audited the Company's financial statements annually since the Company's inception. Its representatives are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

     Shareholder ratification of the selection of Deloitte & Touche LLP as the Company's independent auditors is not required by the Company's By-Laws or otherwise. The Board is submitting the selection of Deloitte & Touche LLP to the Shareholders for ratification as a matter of good corporate practice. In the event the Shareholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board determines that such a change could be in the best interests of the Company and the Shareholders.

VOTE REQUIRED


     An affirmative vote by a majority of Votes Cast is required for the ratification of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending September 30, 1999. THE BOARD RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP TO SERVE AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 1999.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership (as defined by Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of the Company's voting shares (Class A Shares and Class B Shares) as of December 1, 1998 by: (i) each director, nominee and named executive officer of the Company; (ii) all current executive officers and directors of the Company as a group; and (iii) each person or "group" of persons (as defined under Section 13(d)(3) of the Exchange Act) known by the Company to own beneficially 5% or more of the outstanding shares or voting power of the Company's voting securities. The table is based upon information supplied by directors, officers and principal shareholders. Unless otherwise indicated, each of the listed persons has sole voting and sole investment power with respect to the Shares beneficially owned, subject to community property laws where applicable.

                                                            AMOUNT AND                   PERCENT OF
                              NAME AND ADDRESS OF           NATURE OF                      TOTAL
                                  BENEFICIAL                BENEFICIAL     PERCENT OF      VOTING
   TITLE OF CLASS        OWNER OR IDENTITY OF GROUP(1)     OWNERSHIP(2)     CLASS(2)      POWER(3)
   --------------        -----------------------------     ------------    ----------    ----------
Class A Common Stock    David H. Katz(4)(5)                 3,441,193         7.97%        11.74%
Class B Common Stock                                          375,000        88.44%
Class A Common Stock    George P. Rutland(6)                  232,500            *
Class B Common Stock                                               --          -0-
Class A Common Stock    Edward L. Hennessy, Jr.(7)             60,000            *
Class B Common Stock                                               --          -0-
Class A Common Stock    Kenneth E. Olson(8)(9)                223,400            *             *
Class B Common Stock                                           16,000        24.62%
Class A Common Stock    Stuart A. Samuels(10)                  45,000            *             *
Class B Common Stock                                               --          -0-
Class A Common Stock    Gerald J. Yakatan(11)                 256,393            *             *
Class B Common Stock                                               --          -0-
Class A Common Stock    Dennis J. Carlo(12)                    10,000            *             *
Class B Common Stock                                               --          -0-
Class A Common Stock    Michael W. George(13)                  10,000            *             *
Class B Common Stock                                               --          -0-
Class A Common Stock    Joseph E. Smith(14)                    10,000            *             *
Class B Common Stock                                               --          -0-
Class A Common Stock    Timothy R. Russell(15)                228,328            *             *
Class B Common Stock                                               --          -0-
Class A Common Stock    James E. Berg(16)                     105,658            *             *
Class B Common Stock                                               --          -0-
Class A Common Stock    J. David Hansen(17)                                      *             *
Class B Common Stock                                               --          -0-
Class A Common Stock    Gregory P. Hanson(18)                   4,000            *             *
Class B Common Stock                                               --          -0-
                        All officers and directors as a
Class A Common Stock    group                               4,626,472        10.51%        14.25%
Class B Common Stock    (thirteen persons)(19)(20)            391,000        88.86%

---------------
 (1) The address for all persons shown, except Dr. Katz, is c/o AVANIR Pharmaceuticals, 9393 Towne Centre Drive, Suite 200, San Diego, California 92121. The address for Dr. Katz is 1775 La Jolla Rancho Road, La Jolla, California 92037.

 (2) Based upon 40,928,771 shares of Class A Common Stock and 49,000 shares of Class B Common Stock outstanding as of December 1, 1998. The percentage ownership and voting power for each shareholder (or all directors and executive officers as a group), is calculated by assuming the exercise or conversion of all warrants, options and convertible securities exercisable or convertible within 60 days of December 1, 1998 held by such shareholder and the nonexercise and nonconversion of all other outstanding warrants, options and convertible securities. See Footnote 5, below.

 (3) Percentage of total voting power is based upon total cumulative voting power of Class A Common Stock and Class B Common Stock combined as of December 1, 1998. Each share of Class A Common Stock entitles the holder to one vote per share on matters to be voted on by shareholders; each share of Class B Common Stock entitles the holder to five votes per share on matters to be voted on by shareholders. The percentage ownership and voting power for each shareholder (or all directors and executive officers as a group), is calculated by assuming the exercise or conversion of all warrants, options and convertible securities exercisable or convertible within 60 days of December 1, 1998 held by such shareholder and the nonexercise and nonconversion of all other outstanding warrants, options and convertible securities.

 (4) Includes 1,196,003 shares of Class A Common Stock held by Dr. Katz and 2,000 shares held by his wife, options to purchase 1,827,000 shares of Class A Common Stock and 386,190 shares of Class A Common Stock issuable upon the exercise of Class D Warrants and options to purchase 30,000 shares of Class A Common Stock held by his wife. Does not include options to purchase 10,000 shares of Class A Common Stock which are not exercisable within 60 days of December 1, 1998.


     In Amendment No. 2 to Schedule 13D dated September 3, 1998 (the "Schedule 13D Amendment No. 2"), filed by Dr. Katz with the Securities and Exchange Commission (the "SEC"), Dr. Katz stated that he and his wife (collectively, the "Katz Parties") entered into a Settlement and Rescission Agreement to settle certain litigation with Mitchell J. Stein, HealthMed, Inc. ("HealthMed"), National Trust Properties and the Trammel Trust (collectively, the "HealthMed Parties") relating to the Stock Purchase Agreement, the Purchase Rights Agreement, the Voting Trust Agreement, each dated January 12, 1998, between Dr. Katz and HealthMed, and the Promissory Note entered into between Dr. Katz and HealthMed on January 12, 1998 (collectively the "Katz Agreements") as described in Amendment No. 1 to
     Schedule 13D filed by Dr. Katz, dated March 27, 1998. Pursuant to the terms of the Settlement and Rescission Agreement ("Settlement Agreement") and related court order, the Katz Agreements have been rescinded in their entirety as between the parties. Dr. Katz has taken the position that one effect of the Settlement Agreement is that 234,000 shares of Common Stock (which had converted into Class A Common Stock at the date the Katz Agreements were executed by operation of the Company's Articles of Incorporation which require such conversion upon transfer of Class B Shares into trust) should be reinstated to Class B Shares. The Company has informed Dr. Katz that it disagrees with his claim that these Class A Shares should be reclassified to Class B Shares based on its interpretation of its Articles of Incorporation. (These shares are referred to below as the "Disputed Class A Shares.") Dr Katz is seeking a judicial determination of his rights to Class B Shares (in lieu of the Disputed Class A Shares) under the Company's Articles of Incorporation. If Dr. Katz obtains a determination in his favor in advance of the Annual Meeting, the Company intends to provide to Dr. Katz the voting rights he would have enjoyed had he held these Class B Shares on the Record Date of the Annual Meeting. The effect of such a determination could increase Dr. Katz's voting rights by as much as 936,000 votes and his beneficial ownership to as high as 14%. Dr. Katz has further stated in his Amendment No. 3 to Schedule 13D dated September 18, 1998 ("Schedule 13D Amendment No. 3") that he is the beneficial owner of 3,264,096 Class A Shares and 619,000 Class B Shares. Of that total, he states that he has the sole power to vote and dispose of 3,215,193 Class A Shares and 609,000 Class B Shares, and that his wife has the sole power to vote and dispose of 46,903 Class A Shares and 10,000 Class B Shares. The Schedule 13D Amendment No. 3 reports the 234,000 Disputed Class A Shares as Class B Shares in the number of Class B Shares Dr. Katz reports as beneficially owned. As discussed above, the Company treats these shares as outstanding shares of Class A Common Stock. Additionally, Dr. Katz's filing appears to include canceled options to purchase 40,000 and 14,952 shares of Class A Common Stock issued to Dr. Katz and his wife, respectively, and 10,000 canceled options to exercise Class B Common Stock issued to his wife. It is the Company's position that such options have been canceled because the options were not exercised within the defined exercise period specified by the stock option plans following the termination dates of employment.



 (5) Includes options to purchase 375,000 Class B Shares granted under Dr. Katz's employment agreement. On June 1, 1998, Dr. Katz gave notice to the Company of his intent to exercise these options. However, Dr. Katz previously signed a commitment letter to the Company in June 1996 in which he agreed not to exercise these options until an adequate number of Class B Shares were available. Dr. Katz maintains, however, that this letter agreement was signed with the understanding that the Company would obtain authorization for the requisite additional shares needed at the next (1997) annual shareholders meeting, which was not done. On November 20, 1998, the Company's Board of Directors approved Proposal Four as described above, to amend the Company's Articles of Incorporation to reapportion the allocation of the authorized number of shares of common stock to allow for a sufficient number of shares of Class B Common Stock underlying all Class B stock options. See Proposal Four. The number set forth in the table assumes that such shares are exercisable within 60 days of December 1, 1998.



 (6) Includes 222,500 shares of Class A Common Stock over which Mr. Rutland exercises sole voting and investment power, and options to purchase 10,000 shares of Class A Common Stock. Does not include options to purchase 25,000 shares of Class A Common Stock which are not exercisable within 60 days of December 1, 1998.


 (7) Includes 50,000 shares of Class A Common Stock and options to purchase 10,000 shares of Class A Common Stock. Does not include options to purchase 25,000 shares of Class A Common Stock which are not exercisable within 60 days of December 1, 1998.

 (8) Includes 36,400 shares of Class A Common Stock and options to purchase 187,000 shares of Class A Common Stock. Does not include options to purchase 20,000 shares of Class A Common Stock which are not exercisable within 60 days of December 1, 1998.

 (9) Includes 16,000 options to purchase shares of Class B Common Stock.

(10) Includes options to purchase 45,000 shares of Class A Common Stock. Does not include options to purchase 20,000 shares of Class A Common Stock which are not exercisable within 60 days of December 1, 1998.

(11) Includes 20,000 shares of Class A Common Stock and options to purchase 236,393 shares of Class A Common Stock. Does not include options to purchase 203,607 shares of Class A Common Stock which are not exercisable within 60 days of December 1, 1998.

(12) Includes options to purchase 10,000 shares of Class A Common Stock. Does not include options to purchase 25,000 shares of Class A Common Stock which are not exercisable within 60 days of December 1, 1998.

(13) Includes options to purchase 10,000 shares of Class A Common Stock. Does not include options to purchase 25,000 shares of Class A Common Stock which are not exercisable within 60 days of December 1, 1998.

(14) Includes options to purchase 10,000 shares of Class A Common Stock. Does not include options to purchase 25,000 shares of Class A Common Stock which are not exercisable within 60 days of December 1, 1998.

(15) Includes 25,000 shares of Class A Common Stock and options to purchase 203,328 shares of Class A Common Stock. Does not include options to purchase 16,672 shares of Class A Common Stock which are not exercisable within 60 days of December 1, 1998.

(16) Includes options to purchase 105,658 shares of Class A Common Stock. Does not include options to purchase 33,342 shares of Class A Common Stock which are not exercisable within 60 days of December 1, 1998.

(17) Does not include options to purchase 100,000 shares of Class A Common Stock which are not exercisable within 60 days of December 1, 1998.

(18) Includes 4,000 shares of Class A Common Stock. Does not include options to purchase 100,000 shares of Class A Common Stock which are not exercisable within 60 days of December 1, 1998.

(19) Includes 1,555,903 shares of Class A Common Stock, options to purchase 2,684,379 shares of Class A Common Stock and 386,190 shares issuable upon the exercise of Class D Warrants. Does not include 628,621 options to purchase Class A Common Stock not exercisable within 60 days of December 1, 1998.

(20) Includes options to purchase 391,000 shares of Class B Common Stock.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT ("SECTION 16(a)")

     Section 16(a) of the Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Executive officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representation that no other reports were required, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent shareholders were complied with in Fiscal 1998.

                             EXECUTIVE COMPENSATION

NON-EMPLOYEE DIRECTORS


     Directors who are not otherwise employed by the Company ("Outside Directors"), other than Mr. Rutland, are paid a retainer of $500 per month. Mr. Rutland, Chairman of the Board, receives a monthly retainer of $2,500. Additionally, all outside directors receive $1,500 for attendance at each regular meeting of the Board, and $250 for attendance at each special meeting of directors and meetings of committees of the directors. Committee chairpersons for all committees receive $500 for attendance at the meeting.


     In March 1994, the shareholders of the Company approved the Company's 1994 Stock Option Plan (the "1994 Option Plan"). The 1994 Option Plan provides that non-employee directors are automatically granted options to purchase 10,000 Class A Shares of the Company's Common Stock on the date of the Company's annual meeting each year. The options granted at such time have an exercise price equal to the fair market value of the Class A Shares on the date of grant, vest ratably over three years and have a term of ten years. Unless sooner terminated by the Board, the 1994 Option Plan expires on January 14, 2004. The Board may amend, suspend, modify or terminate the 1994 Option Plan, but may not without the prior written approval of shareholders make any amendment which: (i) materially increases the number of shares available for issuance under the 1994 Option Plan (except as expressly permitted); (ii) materially changes the class of persons who are eligible for the grant of Incentive Stock Options ("ISO's"); or (iii) if required by Rule 16b-3 (or any successor) under the Exchange Act, would materially increase the benefits accruing to participants under the 1994 Option Plan or would materially modify the requirements as to eligibility for participation in the 1994 Option Plan.

     On June 30 1998, Drs. Carlo and Katz, and Messrs. Rutland, Hennessy, Olson, Samuels, George, and Smith each received stock options to purchase 10,000 shares of Class A Common Stock at an exercise price of $1.50 per share pursuant to the 1994 Option Plan. In addition to the above referenced annual option grant under the 1994 Stock Option Plan. Dr. Carlo, and Messrs. Rutland, Hennessy, George, and Smith were granted additional stock options to purchase 25,000 shares of Class A Common Stock on that date. Such grants are being put before the shareholders for approval in this proxy (See Proposal Three, above).


     On December 1, 1998, the Board of Directors adopted the 1998 Stock Option Plan, which is being put before the shareholders for approval in this proxy. See Proposal Two, above.


COMPENSATION OF EXECUTIVE OFFICERS


     In March 1998, the Company entered into an employment agreement with Dr. Yakatan and Retention Agreements with certain other executive officers which are described in more detail below under "Employment Contracts, Retention Agreements and Termination of Employment Arrangements."

                            SUMMARY OF COMPENSATION

     The following executive compensation disclosures reflect all compensation awarded to, earned by or paid to the named executive officers of the Company for the fiscal years ended September 30, 1998, 1997 and 1996. The named executive officers (the "Named Executive Officers") are the Company's Chief Executive Officer ("CEO"), regardless of compensation level, and the other executive officers of the Company who received in excess of $100,000 in total annual salary and bonus for Fiscal 1998. Gerald J. Yakatan was appointed President and CEO of the Company on March 4, 1998, following the termination of David H. Katz as the Company's President and CEO.

                           SUMMARY COMPENSATION TABLE

                                                                                              LONG-TERM COMPENSATION
                                                                                      ---------------------------------------
                                                     ANNUAL COMPENSATION                        AWARDS              PAYOUTS
                                          -----------------------------------------   --------------------------   ----------
                                                                                                     SECURITIES
                                                                         OTHER         RESTRICTED    UNDERLYING       LTIP
                                                                        ANNUAL           STOCK        OPTIONS/     PAYOUTS($)
   NAME AND PRINCIPAL POSITION     YEAR   SALARY($)(2)   BONUS($)   COMPENSATION($)   AWARDS($)(3)   SAR'S(#)(4)      (5)
   ---------------------------     ----   ------------   --------   ---------------   ------------   -----------   ----------
Gerald J. Yakatan(1).............  1998     222,461        --             --              --           300,000        --
  President and Chief              1997     111,693        --             --              --            15,000        --
  Executive Officer                1996     104,723        --             --              --            25,000        --
Timothy R. Russell...............  1998     180,116        --             --              --            10,000        --
  Vice President of Business       1997     177,031        --             --              --            15,000        --
  Development and Licensing        1996     168,046        --             --              --            25,000        --
James E. Berg....................  1998     117,673        --             --              --            25,000        --
  Vice President of Clinical
  Affairs                          1997     110,792        --             --              --            25,000        --
  and Product Development          1996      99,705        --             --              --             3,000        --
David H. Katz, M.D.(6)...........  1998     130,154        --             --              --                --        --
  Former, President and            1997     232,200        --             --              --            30,000        --
  Chief Executive Officer          1996     228,000        --             --              --                --        --
Jeffery B. Weinress(7)...........  1998     110,640        --             --              --           100,000        --
  Former, Vice President           1997          --        --             --              --                --        --
  Chief Financial Officer          1996          --        --             --              --                --        --


                                      ALL OTHER
   NAME AND PRINCIPAL POSITION     COMPENSATION($)
   ---------------------------     ---------------
Gerald J. Yakatan(1).............        --
  President and Chief                    --
  Executive Officer                      --
Timothy R. Russell...............        --
  Vice President of Business             --
  Development and Licensing              --
James E. Berg....................        --
  Vice President of Clinical
  Affairs                                --
  and Product Development                --
David H. Katz, M.D.(6)...........        --
  Former, President and                  --
  Chief Executive Officer                --
Jeffery B. Weinress(7)...........        --
  Former, Vice President                 --
  Chief Financial Officer                --

---------------
(1) Dr. Yakatan's salary for 1996, 1997 and until March 1998 was based on allocating 50% of his time to the Company and 50% of his time to other endeavors while he was employed as the Company's Vice President of Drug Development. Commencing with his employment as President and Chief Executive Officer on March 4, 1998, Dr. Yakatan's salary was raised to $300,000 for full-time service.

(2) Amounts shown include compensation earned and received by Named Executive Officers. No amounts were earned but deferred at the election of those officers.

(3) The Company has not made Restricted Stock Awards.

(4) The Company has not made any grants of SAR's.

(5) The Company has not made any Long Term Incentive Plan ("LTIP") Payouts.

(6) Dr. Katz's employment with the Company terminated on March 4, 1998. For the periods listed, his salary was based on allocating 75% of his time to the Company. See "Employment Contracts, Retention Agreements and Termination of Employment Agreements".

(7) Mr. Weinress served as Vice President, Chief Financial Officer from November 3, 1997 to July 10, 1998.

                              STOCK OPTION GRANTS

     The following table shows all individual grants of stock options to the Named Executive Officers during Fiscal 1998.

                                               PERCENT OF                             POTENTIAL REALIZABLE
                                                 TOTAL                                  VALUE AT ASSUMED
                                                OPTIONS/                                ANNUAL RATES OF
                                                  SARS       EXERCISE                   APPRECIATION FOR
                                               GRANTED TO     OR BASE                   OPTION TERMS(3)
                              OPTIONS/SARs    EMPLOYEES IN     PRICE     EXPIRATION   --------------------
            NAME              GRANTED(#)(1)   FISCAL YEAR    ($/SH)(2)      DATE         5%         10%
            ----              -------------   ------------   ---------   ----------   --------    --------
Gerald J. Yakatan...........     300,000           44%         $1.81      3/13/08     $341,961    $866,597
Timothy R. Russell..........      10,000            1%         $1.28      7/10/08     $  8,050    $ 20,400
James E. Berg...............      25,000            4%         $1.28      7/10/08     $ 20,125    $ 51,000
David H. Katz(4)............          --           --             --                        --          --
Jeffery B. Weinress(5)......     100,000           15%         $2.28      5/31/99     $143,482    $363,612

---------------
(1) These options vest over three years, with one-third vesting on the first anniversary of the date of grant, and the remaining two-thirds vesting during the next two years on a daily basis. Vesting may be accelerated and the options may be repriced at the discretion of the Board. In the event of a specified corporate transaction such as a dissolution, merger or other reorganization of the Company in which more than 50% of the Company's stock is exchanged, vesting on such options shall be accelerated unless the surviving corporation assumes the options outstanding, substitutes similar rights for outstanding options, or the options shall continue.

(2) Market price on date of grant.

(3) The potential realizable value is calculated by assuming that the stock price on the date of grant appreciates at the indicated rate, compounded annually, for the entire term of the option and that the option is exercised and sold on the last day of its term at this appreciated stock price.


(4) Dr. Katz's employment with the Company terminated on March 4, 1998. During Fiscal 1998, Dr. Katz was granted stock options as a director. See "Executive Compensation" above.



(5) Mr. Weinress served as Vice President, Chief Financial Officer from November 3, 1997 to July 10, 1998. Of the 100,000 options noted above, 20,000 options had vested as of the date of termination. Such options are exercisable through May 31, 1999. The calculation above is based on the 100,000 options granted in Fiscal 1998.


OPTION EXERCISES IN FISCAL 1998

     Set forth below is information with respect to exercises of stock options by the Named Executive Officers during Fiscal 98 and the fiscal year-end value of all unexercised stock options held by such persons.

  AGGREGATED OPTION EXERCISES IN FISCAL 1998 AND FISCAL YEAR-END OPTION VALUES

                                                               NUMBER OF OPTIONS           VALUE OF IN-THE-MONEY
                                                                HELD AT FISCAL                    OPTIONS
                                SHARES                            YEAR-END(#)            AT FISCAL YEAR-END($)(1)
                              ACQUIRED ON      VALUE      ---------------------------   ---------------------------
            NAME              EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
            ----              -----------   -----------   -----------   -------------   -----------   -------------
Gerald J. Yakatan...........      --            --           326,996       113,004             --          --
Timothy R. Russell..........      --            --           198,909        21,091             --          --
James E. Berg...............      --            --           102,565        21,435       $  1,500          --
David H. Katz...............      --            --         2,202,000        10,000       $417,188          --
Jeffery B. Weinress.........                                  20,000            --             --          --

---------------
(1) Based upon the closing bid price of the Company's Common Stock of $1.125 quoted on the NASDAQ National Market System on September 30, 1998.

EMPLOYMENT CONTRACTS, RETENTION AGREEMENTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

     In March 1998, the Company entered into an employment agreement with Dr. Gerald J. Yakatan, the Company's President and Chief Executive Officer. Dr. Yakatan's employment agreement provides that Dr. Yakatan's employment with the Company is "at-will," subject to the discretion of the Board, Dr. Yakatan's annual base salary is $300,000, and he is eligible for a discretionary incentive bonus. Dr. Yakatan received a grant of 300,000 stock options pursuant to the 1994 Option Plan, at an exercise price equal to $1.8125 (the fair market value of the Company's Class A Common Stock on the date of the grant), of which 103,389 consisted of non-qualified stock options and 196,611 consisted of incentive stock options. Stock options exercisable into 100,000 shares of Class A Common Stock vest immediately, with the remainder of the stock options vesting in four equal annual increments of 50,000 per year on the anniversary date of Dr. Yakatan's employment, commencing on March 4, 1999.

     In the event of a Change of Control Termination (as defined below) in the first three years of Dr. Yakatan's employment, or in the event Dr. Yakatan is otherwise terminated without cause as defined in the agreement, Dr. Yakatan is eligible for severance in an amount equal to twelve (12) months of base salary paid over a twelve (12) month period in exchange for his execution of a release of all claims effective as of the termination date. In the event of a termination without cause of the employment relationship or in the event of a Change of Control Termination which occurs after the first year of employment, vesting of the unvested options described above will be accelerated to include options that would otherwise have vested had Dr. Yakatan remained an employee of the Company for an additional twelve (12) months. In the event of a "Change of Control Termination" of the employment relationship in the first year of employment, vesting of the options described above will be accelerated to include options that would otherwise have vested had Dr. Yakatan remained an employee of the Company for an additional twenty four (24) months. In the event of a Change of Control Termination within Dr. Yakatan's first year of employment, upon Dr. Yakatan's request, he will have up to twelve (12) months following the date of termination to exercise any vested options. In the event of any other termination of Dr. Yakatan's employment, Dr Yakatan's vested options will be exercisable in all respects in accordance with the terms of the 1994 Option Plan.

     In April 1993, the Company entered into an employment agreement with David
H. Katz, M.D. (the "1993 Employment Agreement"), which replaced the prior employment agreement between Dr. Katz and the Company dated September 9, 1988, as amended on September 19, 1989 and October 8, 1989, respectively (the "1988 Employment Agreement"). On March 4, 1998, David H. Katz, M.D. was terminated for cause as President and CEO of the Company. The 1993 Employment Agreement provided that Dr. Katz's employment with the Company was on an "at will" basis, subject to the discretion of the Board, for an annual base salary of $207,692. Dr. Katz's salary was based on allocating 75% of his time to the Company and 25% to the Medical Biology Institute. Dr. Katz's salary was reviewed by the Compensation Committee of the Board of the Company from time to time to determine, within the Board's discretion, whether an increase was appropriate. In March 1994 and June 1997, the board increased Dr. Katz's annual base salary to $228,000 and $240,000, respectively. Dr. Katz was also entitled to all benefits generally available to the Company's employees. Under the 1993 Employment Agreement, in the event that Dr. Katz had been terminated for any reason other than cause, Dr. Katz would have been entitled to receive a severance payment in the amount of his annual base salary, payable over twelve months. Dr. Katz has filed a lawsuit seeking a determination that his termination was not "for cause." See "Certain Relationships and Transactions," below.

     In April 1998, the Company entered into Retention Agreements (the "Retention Agreements") with certain of its vice presidents and certain director level employees, including Messrs. Berg and Russell. In the event of a termination of the employee's employment within one (1) year of execution of the agreement related to a "Change of Control Termination," as defined below, (1) the employee is eligible for severance in an amount equal to twelve (12) months of base salary, plus cost of health insurance, paid over a twelve (12) month period in exchange for his execution of a release of all claims effective as of the termination date.

     For purposes of both Dr. Yakatan's employment agreement and the Retention Agreements, "Change of Control Termination" of the employment relationship occurs where the employee is (i) terminated without "Cause" or (ii) "Resigns for Good Reason," within twelve (12) months following a "Change of Control."

"Change of Control" is defined to have occurred if, and only if, during the applicable period: (1) any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity or person, or any syndicate or group deemed to be a person under Section 14(d)(2) of the Exchange Act is or becomes the "Beneficial Owner" (as defined in Rule 13d-3 of the General Rules and Regulations under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities entitled to vote in the election of directors of the Company; (2) the following persons cease to constitute a majority of the Board: (a) individuals who constituted the Board at the beginning of the Term (the "Incumbent Directors"); (b) individuals (the "New Directors") who were elected by, or whose nomination for election by the Company's shareholders was approved by a majority of the Incumbent Directors; and (c) individuals who were elected by, or whose nomination for election by the Company's shareholders was approved by, a majority of the Incumbent Directors and the New Directors still serving as Board Members at the time of such election; (3) there occurs a reorganization, merger, consolidation or other corporate transaction involving the Company ("Transaction"), in each case, with respect to which the stockholders of the Company immediately prior to such Transaction do not, immediately after the Transaction, own more than fifty percent (50%) of the combined voting power of the Company or other corporation resulting from such Transaction; or (4) all or substantially all of the assets of the Company are sold, liquidated or distributed. "Resignation for Good Reason" is defined as resignation based on (1) a meaningful and detrimental alteration in the employee's position or the nature or status of the employee's responsibilities and reporting relationship from those in effect upon execution of the agreement; (2) the assignment to the employee of any duties inconsistent with his status as an executive officer of Company; (3) a reduction by the Company in the employee's base salary by greater than five percent (5%), except to the extent the base salaries of other executive officers of the Company are accordingly reduced; (4) a relocation of the employee's or the Company's principal executive offices to a location outside San Diego County, if the employee's principal office is at such offices, without reimbursement of relocation costs; and (5) any other conduct which satisfies the requirements for "constructive termination" as that term is defined under California law.


CERTAIN RELATIONSHIPS AND TRANSACTIONS


     David H. Katz, who served as President and CEO until March 4, 1998 and currently serves as a director of the Company, was also President and CEO of MBI until May 14, 1998. (see "Employment Contracts, Retention Agreements and Termination of Employment Arrangements", above). On April 30, 1998, Dr. Katz filed a Complaint for Declaratory Relief (the "Katz Complaint") against the Company seeking to overturn certain actions of the Company. The Katz Complaint seeks various relief including (i) a declaration of the court that the action taken by the Board of Directors to terminate his employment as President is null and void; (ii) a declaration that the election of Gerald J. Yakatan, Ph.D., as a Director and as the President and Chief Executive Officer is void; (iii) a declaration that 234,000 shares of Class A Common Stock (returned to Dr. Katz incident to a rescission of his personal transactions with HealthMed) is restored to Class B Voting Rights, (see Footnote 4 to "Security Ownership of Certain Beneficial Owners and Management"); (iv) a determination that the termination of his employment was not "for cause," which would entitle him to certain severance benefits, and (v) an accounting of personal funds he allegedly advanced to the Company, and an award of unspecified money damages for emotional distress and defamation.


     On October 30, 1998, the Company filed a cross-complaint against Dr. Katz seeking recovery of, among other things, compensatory and punitive damages for his breach of fiduciary duties as a director and officer of the Company.

     On August 27, 1998, the Company reached a Settlement Agreement and Mutual General Release with Medical Biology Institute (the "MBI Settlement Agreement") to settle all outstanding disputes between the two companies, specifically including the disputed ownership to the Company's proprietary therapeutic compound, docosanol cream as well as other technologies. The MBI Settlement Agreement provides for the Company to retain all rights to docosanol cream and certain other technologies. In return for obtaining full control of the Company's technologies and avoidance of potential future royalty payments, the Company loaned $500,000 to MBI and returned other technologies that no longer fit the Company's long-term strategic plans. The loan will be forgiven by the Company, subject to certain loan covenants to be maintained by MBI over a 180-day period.

                          BOARD COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

     The Executive Compensation and Stock Option Committee (the "Committee") recommends to the Board compensation for the Company's directors and officers and oversees the administration of the Company's employee stock option plans. All decisions of the Committee relating to compensation of the Company's executive officers are reviewed and approved by the entire Board of Directors.

COMPENSATION POLICY

     The Company's executive compensation policy is designed to establish an appropriate relationship between executive pay and the Company's annual performance, its long-term growth objectives and its ability to attract and retain qualified executive officers. The Committee attempts to achieve these goals by integrating on an individualized basis competitive annual base salaries with stock options through the Company's stock option plans and otherwise. The Committee believes that cash compensation in the form of salary and bonus provides the Company's executives with short term rewards for success in operations, and that long term compensation through the award of stock options better coordinates the objectives of management with those of the shareholders with respect to the long term performance and success of the Company. The Committee generally takes into consideration a variety of subjective and objective factors in determining the compensation package for executive officers, including how compensation compares to that paid by competing companies and the responsibilities and performance by each executive and the Company as a whole. In making its determinations, the Committee attempts to address the unique challenges which are present in the biotechnology industry in which the Company competes against a number of public and private companies with respect to attracting and retaining executives and other key employees.

     The Committee has relied heavily on the equity/option position of executives as an important mechanism to retain and motivate executives and key employees while at the same time aligning the interests of the executives with the interests of the shareholders generally. The Committee believes that option grants are instrumental in motivating employees to meet the Company's future goals. By working to increase the Company's value, one of the Company's primary performance goals is met and the executives are likewise compensated through option value.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     As discussed above under "Employment Contracts, Retention Agreements and Termination of Employment Agreements," the Company has entered into an employment agreement with Dr. Yakatan which provides for an annual base salary of $300,000 and the grant of 300,000 stock options, among other terms and conditions.

     Also as discussed above under "Employment Contracts and Termination of Employment Agreements," the Company entered into an employment agreement with Dr. Katz in April 1993, providing, among other things, for an annual base salary of $207,692, based on Dr. Katz's allocating 75% of his time to the Company. In June 1997, the Board increased this base salary to $240,000. Dr. Katz was terminated as the President and CEO of the Company on March 4, 1998.

COMPENSATION ARRANGEMENTS GENERALLY

     Overall, the Committee believes that the compensation arrangements for the Company's executives serve the long term interests of the Company and its shareholders and that, in particular, the equity/option positions of executives are an important factor in retaining and attracting key executives. Nonetheless, the Committee intends to continue to review and analyze its policies in light of the performance and development of the Company and the environment in which it competes for executives and to retain outside compensation consultants from time to time to assist the Committee in such review and analysis.

                                                      Executive Compensation and
                                                          Stock Option Committee

                                                Dennis J. Carlo, Ph.D., Chairman
                                                         Edward L. Hennessy, Jr.
                                                                Kenneth E. Olson
                                                                 Joseph E. Smith

                                                               November 20, 1998

     The foregoing reports of the Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

                               PERFORMANCE GRAPH

     The graph below compares the cumulative total shareholder return on the Company's Class A Common Stock from September 30, 1993 to September 30, 1998 with the cumulative total return of the NASDAQ U.S. Index and the NASDAQ Pharmaceutical Index over the same period.

                             AVANIR PHARMACEUTICALS

          COMPARISON OF FIVE YEAR CUMULATIVE SHAREHOLDER TOTAL RETURN*
       AMONG AVANIR PHARMACEUTICALS(1), THE NASDAQ STOCK MARKET-US INDEX
                      AND THE NASDAQ PHARMACEUTICAL INDEX

                                                         AVANIR                NASDAQ STOCK MARKET
                                                   PHARMACEUTICALS(1)                (U.S.)               NASDAQ PHARMACEUTICAL
                                                   ------------------          -------------------        ---------------------
1993                                                        100                         100                         100
1994                                                      29.71                      100.83                        86.9
1995                                                      56.52                      139.28                      128.33
1996                                                      21.01                      165.24                      154.68
1997                                                      28.62                      226.81                      172.59
1998                                                      13.04                      231.84                      149.39

---------------

(1) Prior to November 20, 1998, the Company operated under the name, LIDAK Pharmaceuticals and traded on the Nasdaq National Market under the symbol LDAKA. The Company's trading symbol is now AVNR.

  * The graph assumes that $100.00 was invested in the Company's Class A Common Stock and in each index on September 30, 1993.

 ** The total return for the Company's Class A Common Stock and the indices used assumes the reinvestment of dividends. No dividends have been declared on the Company's Class A Common Stock.

     Pursuant to SEC regulations, this chart is not "soliciting material", is not deemed filed with the SEC, and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

                                 OTHER BUSINESS

     The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters are properly brought before the Annual Meeting or any adjournment thereof, it is the intention of the persons named in the enclosed proxy to vote the shares they represent in accordance with their judgment. In order for any shareholder to nominate a candidate or to submit a proposal for other business to be acted upon at the Annual Meeting, he or she must provide the Secretary of the Company with not less than sixty (60) days' advance written notice thereof in the form prescribed by the Company's Bylaws.

                     SHAREHOLDER PROPOSALS TO BE PRESENTED
                             AT NEXT ANNUAL MEETING

     Proposals of shareholders intended to be presented by such shareholders at next year's Annual Meeting must be received by the Company at its principal office no later than December 18, 1999, and must satisfy the conditions established by the SEC for shareholder proposals to be included in the Company's proxy statement for that meeting.

                                   FORM 10-K

     A copy of the Company's Annual Report for the fiscal year ended September 30, 1998 is being mailed with this proxy statement to shareholders entitled to notice of the Annual Meeting. At any shareholder's written request, the Company will provide without charge, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1998, as filed with the SEC, including the financial statements and a list of exhibits. If copies of exhibits are requested, a copying charge of $0.20 per page will be made. Requests should be sent to Investor Relations, AVANIR Pharmaceuticals, 9393 Towne Centre Drive, Suite 200, San Diego, California, 92121.

     Each shareholder is urged to complete, date, sign and promptly return the enclosed proxy card.

                                          By Order of the Board of Directors

                                          /s/ Gregory P. Hanson
                                          GREGORY P. HANSON
                                          Secretary

San Diego, California

                                  ATTACHMENT A

                             AVANIR PHARMACEUTICALS
                             1998 STOCK OPTION PLAN

SECTION 1.  Establishment And Purpose.

     This Plan was established in 1998 to offer selected Employees, directors, advisors and Consultants an opportunity to acquire a proprietary interest in the success of AVANIR Pharmaceuticals, a California corporation (the "Company"), or to increase such interest, by purchasing Shares of the Company's common stock. This Plan provides for the grant of Options to purchase Shares. Options granted under this Plan may include Nonstatutory Options as well as ISOs intended to qualify under Section 422 of the Code. This Plan is intended to comply in all respects with Rule 16b-3 (or its successor) under the Exchange Act.

SECTION 2.  Definitions.

     (a) "Board of Directors" shall mean the Board of Directors of the Company, as constituted from time to time.

     (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (c) "Committee" shall mean a committee of the Board of Directors, consisting of Nonemployee Directors as appointed by the Board of Directors from time to time, or, if no such committee is appointed, all members of the Board of Directors described in Section 3(a) of this Plan.

     (d) "Company" shall mean AVANIR Pharmaceuticals, a California corporation.

     (e) "Consultant" shall mean any individual who is (i) a member of the Board of Directors but who is not an Employee, (ii) an affiliate of a member of the Board of Directors, (iii) a member of the board of directors of a Subsidiary or
(iv) an independent contractor who performs services for the Company or a Subsidiary.

     (f) "Employee" shall include every individual performing Service to the Company or its Subsidiaries if the relationship between such individual and the Company or its Subsidiaries is the legal relationship of employer and employee. This definition of "Employee" is qualified in its entirety and is subject to the definition set forth in Section 3401(c) of the Code and the applicable regulations thereunder.

     (g) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     (h) "Exercise Price" shall mean the amount for which one Share may be purchased upon exercise of an Option, as specified by the Committee in the applicable Stock Option Agreement.

     (i) "Fair Market Value" shall mean the market price of Stock, determined by the Committee as follows:

          (1) If Stock was traded over-the-counter on the date in question but was not classified as a national market issue, then the Fair Market Value shall be equal to the mean between the last reported representative bid and asked prices quoted by the NASDAQ system for such date;

          (2) If Stock was traded over-the-counter on the date in question and was classified as a national market issue, then the Fair Market Value shall be equal to the last-transaction price quoted by the NASDAQ system for such date;

          (3) If Stock was traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite-transaction report for such date; and

          (4) If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith and in accordance with Section 260.140.50, Title 10 of the California Code of Regulations, or with respect to the determination of Fair Market Value in connection with the exercise of any Options granted to Nonemployee Directors under
     Section 4(b) of this Plan, by an independent appraiser selected by the Committee in its sole discretion.

     In all cases, the determination of Fair Market Value by the Committee shall be conclusive and binding on all persons.

     (j) "ISO" shall mean an incentive stock option described in Section 422(b) of the Code.

     (k) "Nonemployee Director" shall mean a member of the Board of Directors who (i) is not currently an officer or Employee of the Company or a parent or Subsidiary of the Company, (ii) has not received compensation for serving as a Consultant or in any other non-director capacity or had an interest in any transaction with the Company or a parent or Subsidiary of the Company that would exceed the $60,000 threshold for which disclosure would be required under Item 404(a) of Regulation S-K, or (iii) has not been engaged through another party in a business relationship with the Company which would be disclosable under Item 404(b) of Regulation S-K. If the Board of Directors determines that compliance with Section 162(m) of the Code is desirable, then the term "Nonemployee Director" shall also be interpreted to satisfy the definition of "outside director" under Section 162(m) and applicable regulations issued pursuant thereto.

     (l) "Nonstatutory Option" shall mean a Stock Option not described in Sections 422(b) or 423(b) of the Code.

     (m) "Option" shall mean an ISO or Nonstatutory Option granted under this Plan and entitling the holder to purchase Shares.

     (n) "Optionee" shall mean an individual who holds an Option.

     (o) "Plan" shall mean the 1998 Stock Option Plan of the Company, as amended.

     (p) "Service" shall mean service as an Employee or Consultant.

     (q) "Share" shall mean one share of Stock, as adjusted in accordance with
Section 8 of this Plan (if applicable).

     (r) "Stock" shall mean the Common Stock of the Company.

     (s) "Stock Option Agreement" shall mean the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to his or her Option.

     (t) "Stock Purchase Agreement" shall mean the Notice of Exercise and Stock Purchase Agreement to be delivered by an Optionee to the Company upon exercise of an Option.

     (u) "Subsidiary" shall mean any corporation, if the Company and/or one or more other Subsidiaries own not less than 50 percent of the total combined voting power of all classes of outstanding Stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the adoption of this Plan shall be considered a Subsidiary commencing as of such date.

     (v) "Taxes" shall mean the term defined in Section 6(d)(1) of this Plan.

     (w) "Total and Permanent Disability" shall mean that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of not less than one year.

SECTION 3.  Administration.

     (a) Committee Membership. This Plan shall be administered by the Committee. The Committee shall be comprised either (i) solely of Nonemployee Directors of the Company and shall have at least two members or (ii) of the entire Board of Directors if no such committee is appointed. The Committee shall meet such other requirements as may be established from time to time by the Securities and Exchange Commission for plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act. The Board of Directors may appoint a separate committee of the Board of Directors, comprised of two or more directors of the Company who need not be Nonemployee Directors, who may administer this Plan with respect to Employees or Consultants who are not officers or directors of the Company or incoming new directors of the Company, may grant Options under this Plan to such persons and may determine the timing, number of Shares subject to such Options and other terms of such grants.

     (b) Committee Procedures. The Committee shall designate one of its members as chairman. The Committee may hold meetings at such times and places as it shall determine. The acts of a majority of the Committee's members present at meetings at which a quorum exists, or acts reduced to or approved in writing by all of the Committee's members, shall be valid acts of the Committee.

     (c) Committee Responsibilities. Subject to the provisions of this Plan, and without further approval of the Board of Directors, the Committee shall have full authority and discretion to take the following actions:

          (1) To interpret this Plan and to apply its provisions;

          (2) To adopt, amend or rescind rules, procedures and forms relating to this Plan;

          (3) To authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of this Plan;

          (4) To determine when Options are to be granted under this Plan;

          (5) To select the Optionees;

          (6) To determine the number of Shares to be made subject to each Option;

          (7) To prescribe the terms and conditions of each Option, including, without limitation, the Exercise Price, to determine whether such Option is to be classified as an ISO or as a Nonstatutory Option, and to specify the provisions of the Stock Option Agreement relating to such Option;

          (8) To amend any outstanding Stock Option Agreement, subject to applicable legal restrictions and to the consent of the Optionee who entered into such agreement;

          (9) To accelerate or defer, with the consent of the Optionee, the exercise date of any Option;

          (10) With the consent of the Optionee, to reprice, cancel and regrant, or otherwise adjust the Exercise Price of an Option previously granted by the Committee;

          (11) To prescribe the consideration for the grant of each Option or other right under this Plan and to determine the sufficiency of such consideration; and

          (12) To take any other actions deemed necessary or advisable for the administration of this Plan.

     All decisions, interpretations and other actions of the Committee shall be final and binding on all Optionees, and all persons deriving their rights from an Optionee. No member of the Committee shall be liable for any action that he or she has taken or has failed to take in good faith with respect to this Plan, any Option, or any other right to acquire Shares under this Plan.

SECTION 4.  Eligibility.

     (a) General Rule. Employees and Consultants shall be eligible to receive Options. However, only Employees shall be eligible for the grant of ISOs.

     (b) Ten-Percent Stockholders. An Employee who owns more than 10 percent of the total combined voting power of all classes of Outstanding Stock of the Company or any of its Subsidiaries shall not be eligible for the grant of an Option unless (i) the Exercise Price is at least 110 percent of the Fair Market Value of the Shares underlying such Option on the date of grant of such Option and (ii) if such Option is an ISO, such ISO is not exercisable after the expiration of five years from the date of grant.

     (c) Attribution Rules. For purposes of Subsection (b) above, in determining Stock ownership, an Employee shall be deemed to own the Stock owned, directly or indirectly, by or for such Employee's brothers, sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its stockholders, partners or beneficiaries. Stock with respect to which such Employee holds an Option shall be counted in the determination of Stock ownership for purposes of the above Subsection (b).

     (d) Outstanding Stock. For purposes of Subsection (b) above, "Outstanding Stock" shall include all Stock actually issued and outstanding immediately after the grant. "Outstanding Stock" shall not include Shares authorized for issuance under outstanding Options held by the Employee or by any other person.

SECTION 5.  Stock Subject to this Plan.

     (a) Basic Limitation. Shares subject to Options granted under this Plan shall be authorized but unissued Shares. The aggregate number of Shares which may be issued under this Plan (upon exercise of Options or other rights to acquire Shares) shall not exceed 1,875,000 Shares, subject to adjustment pursuant to Section 8 of this Plan. The number of Shares which is subject to Options or other rights outstanding at any time under this Plan shall not exceed the number of Shares which then remain available for issuance under this Plan. The Company, during the term of this Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of this Plan.

     (b) Additional Shares. In the event that any outstanding Option or other right for any reason expires or is canceled or otherwise terminated, the Shares allocable to the unexercised portion of such Option or other right shall again be available for the purpose of this Plan.

     (c) Limitation on Grants. The maximum number of Shares as to which Options shall be granted to any single Optionee shall not exceed 500,000 Shares.

SECTION 6.  Terms and Conditions of Options.

     (a) Stock Option Agreement. Each grant of an Option under this Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of this Plan and may be subject to any other terms and conditions which are not inconsistent with this Plan and which the Committee deems appropriate for inclusion in a Stock Option Agreement. The provisions of the various Stock Option Agreements entered into under this Plan need not be identical.

     (b) Number of Shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 8 of this Plan. The Stock Option Agreement shall also specify whether the Option is an ISO or a Nonstatutory Option.

     (c) Exercise Price. Each Stock Option Agreement shall specify the Exercise Price. The Exercise Price of an ISO shall not be less than 100 percent of the Fair Market Value of a Share on the date of grant of the Option, except as otherwise provided in Section 4(b) of this Plan. The Exercise Price of a Nonstatutory Option shall not be less than 85 percent of the Fair Market Value of a Share on the date of grant. Subject to the preceding two sentences, the Exercise Price under any Option shall be determined by the Committee in its sole discretion. The Exercise Price shall be payable in a form described in Section 7 of this Plan.

     (d) Withholding Taxes. The Company's obligation to deliver Shares or cash upon the exercise of Options shall be subject to the satisfaction of all applicable Federal, State and local income tax and employment tax withholding requirements.

          (1) In the event that the Company or a Subsidiary determines that it is required to withhold federal, state, foreign or local taxes or social security/insurance amounts in connection with the grant or exercise of an Option or the disposition of Shares pursuant to the exercise of an Option (collectively, the "Taxes"), the Optionee or any person succeeding to the rights of the Optionee, as a condition to such grant, exercise or disposition, may be required to make arrangements satisfactory to the Company or such Subsidiary to enable it to satisfy such withholding requirements. Alternatively, at its discretion, the Company may issue or transfer Shares net of the number of Shares sufficient to satisfy the withholding requirements, with such Shares valued as of the date the withholding obligation is incurred.

          (2) The Committee may also, in its discretion and applying relevant law in accordance with the provisions of this Section 6(d) and such supplemental rules as the Committee may from time to time adopt, require as a condition of delivery of the Shares upon exercise of Options, that the Optionee remit to the Company an amount in cash or check sufficient to satisfy the Taxes.

          (3) The Committee may, in its discretion and in accordance with the provisions of this Section 6(d) and such supplemental rules as the Committee may from time to time adopt, provide any or all Optionees holding Nonstatutory Options with the right to use Shares in satisfaction of all or part of the Federal, State and local income tax and employment tax liabilities incurred by such Optionees in connection with the exercise of their Options (the "Taxes"). The Optionee holding a Nonstatutory Option may be provided with the election to have the Company withhold, from the Shares otherwise issuable upon the exercise of such Nonstatutory Option, a portion of such Shares with an aggregate Fair Market Value equal to the designated percentage (up to 100% as specified by the Optionee) of the applicable Taxes. Any such withholding election shall be subject to the following terms and conditions:

             (i) The election must be made on or before the date the amount of the Taxes incurred by the Optionee in connection with the exercise of the Option is determined (the "Tax Determination Date").

             (ii) The election shall be irrevocable.

             (iii) The election shall be subject to the approval of the Committee and none of the Shares for which the Option is exercised shall be withheld in satisfaction of the Taxes incurred by the Optionee in connection with such exercise, except to the extent the election is approved by the Committee.

             (iv) The Shares withheld pursuant to the election shall be valued at Fair Market Value on the Tax Determination Date.

             (v) In no event may the number of Shares requested to be withheld exceed in value the dollar amount of Taxes incurred by the Optionee in connection with the exercise of the Nonstatutory Option.

             (vi) If the withholding election is to be made by an Optionee who is at the time an officer or director of the Company subject to the short-swing profit restrictions of Section 16(b) of the Exchange Act, then the following limitations, in addition to the preceding provisions of this Section 6(d), shall also be applicable:

                (A) The election shall not become effective at any time prior to the expiration of the six month period measured from the later of the grant date of the Nonstatutory Option to which such election pertains or the actual grant date of the withholding election, and no Shares shall accordingly be withheld in connection with any Tax Determination Date which occurs before the expiration of such six month period.

                (B) The election must be effected in accordance with either of the following guidelines: (1) the election must be made six months or more prior to the Tax Determination Date, and (2) the exercise of such election and the exercise of the Nonstatutory Option to which such election relates must occur concurrently within a quarterly "window" period. Quarterly window periods shall begin on the third business day following the date of public release of each quarterly or annual summary statement of the Company's sales and earning and end on the earlier of the 12th business day following such release date or the Tax Determination Date.

                (C) The six month period specified in clauses (A) and (B) shall not be applicable in the event of the Optionee's death or disability.

     (e) Exercisability and Term. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The vesting of any Option shall be determined by the Committee in its sole discretion; provided, however, that the Optionee's right to exercise the Option shall be at the rate of at least 20% per year over five years from the date when the Option is granted. A Stock Option

Agreement may provide for accelerated exercisability in the event of the Optionee's death, Total and Permanent Disability or retirement or other events determined from time to time by the Committee. The Stock Option Agreement shall also specify the term of the Option, which term shall not exceed ten years from the date of grant. Subject to the preceding sentence, the Committee in its sole discretion shall determine when an Option is to expire. An Option shall be deemed exercised when the Company receives from the Optionee (i) an executed Stock Purchase Agreement in accordance with the terms of the Option by the person entitled to exercise the Option and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may, as authorized by the Committee, consist of any consideration and method of payment allowable under
Section 7 of this Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder of the Company shall exist with respect to the Shares, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date when the stock certificate is issued, except as provided in
Section 8 of this Plan. With respect to any ISOs granted under this Plan, the aggregate Fair Market Value (determined as of the respective date or dates of grant) of the Shares for which one or more Options granted to any Employee under this Plan (or any other option plan of the Company or its parent or Subsidiary corporations) may for the first time become exercisable as ISOs during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two or more such Options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability thereof as ISOs shall be applied on the basis of the order in which such Options are granted. To the extent such dollar limitation is exceeded in any one calendar year, the Option shall nevertheless be exercisable for the excess number of Shares as a Nonstatutory Option.

     (f) Nontransferability. During an Optionee's lifetime, such Optionee's Option(s) shall be exercisable only by him or her and shall not be transferable. In the event of an Optionee's death, such Optionee's Option(s) shall not be transferable other than by will or by the laws of descent and distribution.

     (g) Termination of Service (Except by Death). If an Optionee's Service terminates for any reason other than such Optionee's death, then such Optionee's Option(s) shall expire on the earliest of the following occasions:

          (1) The expiration date determined pursuant to Subsection (e) above;

          (2) The date which is thirty (30) days after the termination of the Optionee's Service for any reason other than Total and Permanent Disability; or

          (3) The date which is six (6) months after the termination of the Optionee's Service by reason of Total and Permanent Disability.

     (h) The Optionee may exercise all or part of his or her Option(s) at any time before the expiration of such Option(s) under the preceding sentence, but only to the extent that such Option(s) had become exercisable before the Optionee's Service terminated or became exercisable as a result of the termination. The balance of such Option(s) shall lapse when the Optionee's Service terminates. In the event that the Optionee dies after the termination of the Optionee's Service but before the expiration of the Optionee's Option(s), all or part of such Option(s) may be exercised (prior to expiration) by the executors or administrators of the Optionee's estate or by any person who has acquired such Option(s) directly from the Optionee by bequest or inheritance, but only to the extent that such Option(s) had become exercisable before the Optionee's Service terminated or became exercisable as a result of the termination. For purposes of the foregoing provisions of this Subsection 6(g), the Optionee shall be deemed to be providing Service to the Company for so long as the Optionee renders Service on a periodic basis to the Company or a Subsidiary in the capacity of an Employee or Consultant. The Optionee shall be considered to be an Employee for so long as the Optionee remains in the employ of the Company or a Subsidiary.

     (i) Leaves of Absence. For purposes of Subsection (g) above, Service shall be deemed to continue while the Optionee is on military leave, sick leave or other bona fide leave of absence (as determined by the Committee). The foregoing notwithstanding, in the case of an ISO granted under this Plan, Service shall not be deemed to continue beyond the first 90 days of such leave, unless the Optionee's reemployment rights are guaranteed by statute or by contract.

     (j) Death of Optionee. If an Optionee dies while he or she is providing Service to the Company, then such Optionee's Option(s) shall expire on the earlier of the following dates:

          (1) The expiration date determined pursuant to Subsection (e) above;
     or

          (2) The date which is six (6) months after the Optionee's death.

     All or part of the Optionee's Option(s) may be exercised at any time before the expiration of such Option(s) under the preceding sentence by the executors or administrators of the Optionee's estate or by any person who has acquired such Option(s) directly from the Optionee by bequest or inheritance, but only to the extent that such Option(s) had become exercisable before the Optionee's death or became exercisable as a result of the Optionee's death. The balance of such Option(s) shall lapse when the Optionee dies.

     (k) No Rights as a Stockholder. An Optionee, or a transferee of an Optionee, shall have no rights as a stockholder with respect to any Shares covered by his or her Option until the date of the issuance of a stock certificate for such Shares. No adjustments shall be made, except as provided in
Section 8 of this Plan.

     (l) Modification, Extension and Renewal of Options. Within the limitations of this Plan, the Committee may modify, extend or renew outstanding Options or may accept the cancellation of outstanding Options (to the extent not previously exercised) in return for the grant of new Options at the same or a different Exercise Price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair such Optionee's rights or increase his or her obligations under such Option.

     (m) Restrictions on Transfer of Shares. Any Shares issued upon exercise of an Option shall be subject to such transfer restrictions as the Committee shall determine so long as such restrictions do not unfairly prejudice the opportunity of the Optionee to receive the fair value of the applicable Shares under applicable law, in addition to any general restrictions that may apply to all holders of Stock. Options may not be transferred or assigned in any manner other than by will or by the laws of descent or distribution.

     (n) Rule 16b-3. Options granted to persons who are subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3 promulgated thereunder and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to this Plan's transactions.

SECTION 7.  Payment for Shares.

     (a) General Rule. The entire Exercise Price of Shares issued under this Plan shall be payable in lawful money of the United States of America at the time when such Shares are purchased, except as follows:

          (1) In the case of an ISO granted under this Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. However, the Committee (in its sole discretion) may specify in the Stock Option Agreement that payment may be made pursuant to Subsections
     (b), (c) or (d) below; or

          (2) In the case of a Nonstatutory Option granted under this Plan, the Committee (in its sole discretion) may accept payment pursuant to Subsections (b), (c) or (d) below.

     (b) Surrender of Stock. To the extent that this Subsection (b) is applicable, payment may be made all or in part with Shares which have already been owned by the Optionee or his or her representative for more than 12 months and which are surrendered to the Company in good form for transfer. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under this Plan.

     (c) Exercise/Sale. To the extent that this Subsection (c) is applicable, payment may be made by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company in payment of all or part of the Exercise Price and any Taxes.

     (d) Exercise/Pledge. To the extent that this Subsection (d) is applicable, payment may be made by the delivery (on a form prescribed by the Company) of an irrevocable direction to pledge Shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any Taxes.

SECTION 8.  Adjustment of Shares.

     (a) General. In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Stock in an amount that has a material effect on the value of Stock, a combination or consolidation of the outstanding Stock (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, a spinoff or a similar occurrence, the Committee shall make appropriate adjustments in one or more of (i) the number of Shares available for future grants under Section 5 of this Plan, (ii) the number of Shares covered by each outstanding Option or (iii) the Exercise Price under each outstanding Option.

     (b) Reorganizations. In the event of any of the following transactions (a "Corporate Transaction"):

          (1) a merger or acquisition involving the Company in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Company's incorporation,

          (2) sale, transfer or other disposition of all or substantially all of the assets of the Company or

          (3) any other corporate reorganization or business combination in which fifty percent (50%) or more of the Company's outstanding voting stock is transferred to different holders in a single transaction or a series of related transactions, then the exercisability of each Option outstanding under the Plan shall be automatically accelerated so that each such Option shall immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable with respect to the total number of Shares purchasable under such Option and may be exercised for all or any portion of such Shares. However, an outstanding Option under the Plan shall not be so accelerated if (i) such Option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof or be replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof, or (ii) such Option is to be replaced by a comparable cash incentive program of the successor corporation based on the value of the option at the time of the Corporate Transaction, or (iii) the acceleration of such Option is subject to other applicable limitations imposed by the Committee at the time of the grant. The determination of comparability under clauses (i) or (ii) above shall be made by the Committee and its determination shall be final, binding and conclusive. In connection with any such Corporate Transaction, the exercisability as an incentive stock option under the federal tax laws of any accelerated Options under the Plan shall remain subject to any applicable dollar limitation of Section 6(e). Except as provided below in this Subsection (b), upon the consummation of the Corporate Transaction, all outstanding Options under the Plan shall, to the extent not previously exercised or assumed by the successor corporation or its parent company, terminate and cease to be outstanding. If the Company is the surviving entity in any Corporate Transaction or the outstanding Options are to be assumed in connection with such Corporate Transaction, then each Option shall, immediately after such Corporate Transaction, be appropriately adjusted to apply and pertain to the number and class of securities which would be issuable to the Optionee, upon consummation of such Corporate Transaction if the Option were exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the Exercise Price payable per share, provided the aggregate Exercise Price payable upon exercise of such Option shall remain the same. In addition, the class and number of securities available for issuance under the Plan following the consummation of such Corporate Transaction shall be appropriately adjusted. The grant of Options under this Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

     (c) Reservation of Rights. Except as provided in this Section 8, an Optionee shall have no rights by reason of any subdivision or consolidation of Shares of Stock of any class, the payment of any dividend or any other increase or decrease in the number of Shares of Stock of any class. Any issue by the Company of Shares of Stock of any class, or securities convertible into Shares of Stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option. The grant of an Option pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassification, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 9.  Securities Laws.

     Shares shall not be issued under this Plan unless the issuance and delivery of such Shares comply with (or are exempt from) all applicable requirements of law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange on which the Company's securities may then be listed.

SECTION 10.  No Employment Rights.

     No provision of this Plan, nor any right or Option granted under this Plan, shall be construed to give any person any right to become, to be treated as, or to remain an Employee or Consultant or in any way to amend, modify, waive or terminate the Company's (or any Subsidiary's) right to terminate any person's Service at any time and for any reason.

SECTION 11.  Duration and Amendments.

     (a) Term of this Plan. This Plan, as set forth herein, shall become effective December 1, 1998, the date when the Board of Directors adopted this Plan. Notwithstanding the foregoing, no Option granted under this Plan shall become exercisable unless and until this Plan shall have been approved by the shareholders of the Company. This Plan shall terminate automatically on the date which is ten (10) years after its initial adoption by the Board of Directors, November 20, 2008, and may be terminated on any earlier date pursuant to Subsection (b) below.

     (b) Right to Amend or Terminate this Plan. The Board of Directors may amend, suspend or terminate this Plan at any time and for any reason; provided, however, that any amendment of this Plan which: (i) materially increases the number of Shares available for issuance under this Plan (except as provided in Section 8 of this Plan); (ii) materially changes the class of persons who are eligible for the grant of ISOs; or (iii) if required by Rule 16b-3 (or any successor thereto) under the Exchange Act, would materially increase the benefits accruing to participants under this Plan or would materially modify the requirements as to eligibility for participation in this Plan, shall be subject to the approval of the Company's shareholders by the affirmative vote of the holders of a majority of the securities of the Company present, or represented and entitled to vote at a duly held shareholders' meeting. Shareholder approval shall not be required for any other amendment of this Plan.

     (c) Effect of Amendment or Termination. No Shares shall be issued or sold under this Plan after the termination thereof, except upon exercise of an Option granted prior to such termination. The termination of this Plan, or any amendment thereof, shall not affect any Share previously issued or any Option previously granted under this Plan.

SECTION 12.  Execution.

     To record the adoption of this Plan by the Board of Directors on as of November 20, 1998, the Company has caused its authorized officer to execute the same.

                                          AVANIR PAHRMACEUTICALS
                                          a California corporation

                                          By:
                                            ------------------------------------
                                            Gerald J. Yakatan, President and CEO

                             AVANIR PHARMACEUTICALS

                       9393 Towne Centre Drive, Suite 200
                        San Diego, California 92121-3016

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned hereby constitutes and appoints Gerald J. Yakatan and Gregory P. Hanson, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of AVANIR Pharmaceuticals to be held at the Company's offices at 9393 Towne Centre Drive, Suite 200, San Diego, California 92121, on February 19, 1999 at 9:00 a.m., local time, and at any adjournments thereof, and to vote as designated.


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THREE DIRECTORS TO HOLD OFFICE UNTIL THE 2002 ANNUAL MEETING; "FOR" THE APPROVAL OF THE 1998 STOCK OPTION PLAN; "FOR" THE APPROVAL OF THE GRANT OF STOCK OPTIONS TO NEW DIRECTORS ELECTED ON JUNE 30, 1998; "FOR" THE AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO RE-APPORTION SHARES OF COMMON STOCK BETWEEN CLASS A AND CLASS B; AND "FOR" THE RATIFICATION OF DELOITTE & TOUCHE LLP, AS THE COMPANY'S AUDITORS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 1999.


PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


                      YOUR VOTE IS IMPORTANT! PLEASE VOTE.

                           (Continued on reverse side)

BACK OF CARD



1.  ____     FOR all nominees listed below except as marked to the contrary.

    ____     WITHHOLD AUTHORITY to vote for all nominees listed below.

                                                           Withhold Authority
                                                         For Specific Nominee

         Nominees:   1. Michael W. George
                     2. James B. Glavin
                     3. Gerald J. Yakatan, Ph.D.

2.      TO APPROVE THE 1998 STOCK OPTION PLAN

        Vote For  ____         Vote Against  ____          Abstain  ____

3. TO APPROVE THE GRANT OF STOCK OPTIONS EXERCISABLE INTO 25,000 SHARES OF CLASS A COMMON STOCK TO EACH OF FIVE DIRECTORS ELECTED ON JUNE 30, 1998.

        Vote For  ____         Vote Against  ____          Abstain  ____

4. TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION TO REAPPORTION THE 100,000,000 AUTHORIZED NUMBER OF COMMON STOCK AS 99,288,000 CLASS A COMMON AND 712,000 CLASS B COMMON

        Vote For  ____         Vote Against  ____          Abstain  ____

5.      RATIFICATION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS

        Vote For  ____         Vote Against  ____          Abstain  ____

and to vote on such other business as may properly come before the meeting

                                Dated:                        , 1999

                                Signature of Stockholder(s)

                                Signature of Stockholder(s)

                                Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

     THANK YOU FOR VOTING